                                                                  EXHIBIT 99.2



                                        FINANCIAL STATEMENTS INDEX

                                                                                                             PAGE
AMTEC, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT.....................................................................................F-3

FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 1999, 1998 AND 1997:
     Consolidated Balance Sheets.................................................................................F-4
     Consolidated Statements of Operations.......................................................................F-5
     Consolidated Statements of Stockholders' Equity (Deficit)...................................................F-6
     Consolidated Statements of Cash Flows.......................................................................F-8
     Notes to Consolidated Financial Statements..................................................................F-9

HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

INDEPENDENT AUDITORS' REPORT....................................................................................F-26

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1998 AND FOR THE
     PERIOD FROM APRIL 29, 1997, (COMMENCEMENT OF OPERATIONS) TO DECEMBER
     31, 1997:

     Balance Sheets.............................................................................................F-27
     Statements of Operations...................................................................................F-28
     Statements of Investors' Equity............................................................................F-29
     Statements of Cash Flows...................................................................................F-30
     Notes to Financial Statements..............................................................................F-31

HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

INDEPENDENT AUDITORS' REPORT....................................................................................F-37

FINANCIAL STATEMENTS FOR THE YEAR ENDED
         DECEMBER 31, 1998, 1997 AND PERIOD FROM JANUARY 31, 1996
         (COMMENCEMENT OF OPERATIONS) TO DECEMBER, 1996:

     Balance Sheets.............................................................................................F-38
     Statements of Operations...................................................................................F-39
     Statements of Investors' Equity (Deficit)..................................................................F-40
     Statements of Cash Flows...................................................................................F-41
     Notes to Financial Statements..............................................................................F-42

AMTEC, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL STATEMENTS FOR THE PERIODS ENDED DECEMBER 31, 1998 AND
     1999:

     Condensed Consolidated Balance Sheets......................................................................F-50
     Condensed Consolidated Statements of Operations............................................................F-51
     Condensed Consolidated Statements of Cash Flows............................................................F-52
     Notes to Condensed Consolidated Financial Statements.......................................................F-54

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS FOR THE YEARS ENDED
     MARCH 31, 1999 AND 1998:

     Report of Independent Certified Public Accountants.........................................................F-58

     Consolidated Balance Sheets................................................................................F-59
     Consolidated Statements of Operations......................................................................F-60





     Consolidated Statements of Stockholders' Equity ...........................................................F-61
     Consolidated Statements of Cash Flows......................................................................F-62
     Notes to Consolidated Financial Statements.................................................................F-64

UNAUDITED FINANCIAL STATEMENTS FOR THE PERIODS ENDED DECEMBER 31, 1999 AND
     1998:

     Consolidated Balance Sheets................................................................................F-78
     Consolidated Statements of Operations and
         Changes in Stockholders' Equity .......................................................................F-79
     Consolidated Statements of Cash Flows......................................................................F-81
     Notes to Consolidated Financial Statements.................................................................F-83

TERREMARK CENTRE

     Report of Independent Certified Public Accountants.........................................................F-87

     Statement of Revenue and Certain Expenses..................................................................F-88
     Notes to Statement of Revenue and Certain Expenses.........................................................F-89



                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
AMTEC INC.

We have audited the accompanying consolidated balance sheets of AmTec Inc. and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.




DELOITTE & TOUCHE LLP

New York, New York
June 29, 1999


AMTEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 1999 AND 1998
---------------------------------------------------------------------------------------------------------------------
                                                                                 1999                   1998
                                                                         --------------------   --------------------
Assets
Current Assets:
     Cash .........................................................         $  2,093,141          $  2,134,662
     Accounts receivable ..........................................                   --               114,661
     Prepaid expenses and other current assets ....................               38,805               108,082
                                                                            ------------          ------------
         Total current assets .....................................            2,131,946             2,357,405

     Investments in and advances to unconsolidated subsidiary .....            2,496,480             5,074,217
     Property, plant and equipment, net ...........................               96,926               139,136
     Office lease deposit .........................................               55,733               112,600
                                                                            ------------          ------------
         Total assets .............................................         $  4,781,085          $  7,683,358
                                                                            ============          ============

Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable .............................................         $    439,195          $    541,888
     Accrued expenses .............................................              528,548               792,006
     Loans payable - shareholders .................................                   --             1,452,553
                                                                            ------------          ------------
         Total current liabilities ................................              967,743             2,786,447
                                                                            ------------          ------------





Commitments and Contingencies

Stockholders' Equity:
     Preferred Stock: authorized 10,000,000 shares:
         Series E Convertible Preferred Stock: $.001 par value;
         74 shares issued, 29.8 and 73.2 shares outstanding in
         1999 and 1998, respectively ..............................                    1                     1

         Series G Convertible Preferred Stock: $.001 par value;
         20 and 0 shares issued and outstanding in 1999 and 1998,
         respectively .............................................                    1                    --

     Common Stock:  $.001 par value, authorized 100,000,000 shares;
         30,736,721 and 26,532,502 issued and outstanding in 1999
         and 1998, respectively ...................................               30,737                26,533

     Additional Paid-In Capital ...................................           36,947,244            33,149,142
     Accumulated deficit ..........................................          (33,646,491)          (27,394,590)
     Nonemployee deferred option cost, net ........................                   --            (1,378,125)
     Warrants .....................................................              481,850               493,950
                                                                            ------------          ------------
Total Stockholders' Equity ........................................            3,813,342             4,896,911
                                                                            ------------          ------------

Total Liabilities & Stockholders' Equity ..........................         $  4,781,085          $  7,683,358
                                                                            ============          ============

See notes to consolidated financial statements.


AMTEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
---------------------------------------------------------------------------------------------------------------

                                                                  1999              1998              1997
                                                            --------------    ---------------  ----------------
Revenues ..................................................  $                $           --     $        --
                                                             --------------   --------------    -------------

Expenses
     Selling, general and administrative ..................       4,649,770        4,282,613        3,563,568
                                                             --------------   --------------    -------------

Loss from Operations ......................................      (4,649,770)      (4,282,613)      (3,563,568)
                                                             --------------   --------------    -------------

Other Income (Expense):
     Amortization of stock options granted to non-employees        (459,374)        (459,375)              --
     Interest expense .....................................              --         (125,586)        (129,039)
     Other - net ..........................................         (85,161)          70,853          (33,216)
     Write off of investment in affiliate .................              --               --         (198,538)
                                                             --------------   --------------    -------------
         Total other expense ..............................        (544,535)        (514,108)        (360,793)
                                                             --------------   --------------    -------------

Loss Before Equity in Losses of Unconsolidated Subsidiary .      (5,194,305)      (4,796,721)      (3,924,361)

Equity in losses of unconsolidated subsidiary .............        (385,139)        (606,647)        (140,524)
                                                             --------------   --------------    -------------

Net Loss ..................................................      (5,579,444)      (5,403,368)      (4,064,885)

Preferred Stock Dividend ..................................         672,457        1,398,686           10,000
                                                             --------------   --------------    -------------

Loss Applicable to Common Shareholders ....................    $ (6,251,901)    $ (6,802,054)    $ (4,074,885)
                                                             --------------   --------------    -------------

Basic Loss per Common Share ...............................    $      (0.23)    $      (0.23)    $      (0.14)
                                                             ==============   ==============    =============

Weighted Average Common Shares Outstanding ................      27,495,213       29,843,712       29,102,347
                                                             ==============   ==============    =============

See notes to consolidated financial statements

AMTEC INC. AND SUBSIDIARIES
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
---------------------------------------------------------------------------------------------------------------------
                                                                                     SERIES A          SERIES B
                                                             COMMON STOCK         PREFERRED STOCK   PREFERRED STOCK
                                                          SHARES      AMOUNT      SHARES    AMOUNT  SHARES    AMOUNT
BALANCE, March 31, 1996...............................   28,436,982     $28,437  1,524,178   $1,524      --     $ --
Issuances of Series B preferred stock.................           --          --         --       --     100        1
Conversion of Series B shares.........................    1,507,477       1,507         --       --    (100)      (1)
Issuance of Series D preferred Stock..................           --          --         --       --      --       --
Common shares issued for services rendered............       90,962          91         --       --      --       --
Common shares issued to employees as compensation.....      212,500         213         --       --      --       --
Common shares issued for directors' fees..............       10,000          10         --       --      --       --
Sale of common shares.................................    1,000,000       1,000         --       --      --       --
Cumulative foreign currency exchange loss.............           --          --         --       --      --       --
Preferred dividends...................................           --          --         --       --      --       --
Warrants..............................................           --          --         --       --      --       --
Net loss..............................................           --          --         --       --      --       --
                                                        ----------- ----------- ---------- -------- ------- --------
BALANCE, March 31, 1997...............................   31,257,921      31,258  1,524,178    1,524      --       --
Exercise of employee stock options....................       69,000          69         --       --      --       --
Issuance of Series C preferred stock..................           --          --         --       --      --       --
Common shares issued for services rendered............       23,233          23         --       --      --       --
Conversion of Series D shares to common stock.........    2,236,507       2,237         --       --      --       --
Common stock investment agreement-- net of
  cancellation........................................    1,019,465       1,019         --       --      --       --
Common shares issued for directors' fees..............       40,000          40         --       --      --       --
Cancellation of Series A Preferred....................           --          -- (1,524,178)  (1,524)     --       --
Cancellation of common stock..........................  (12,727,909)    (12,728)        --       --      --       --
Tweedia loan cancellation.............................           --          --         --       --      --       --
Allocation of non-refundable deposit from former
  affiliate...........................................           --          --         --       --      --       --
Other.................................................           --          --         --       --      --       --
Conversion of Series C shares to common stock.........    4,507,639       4,508         --       --      --       --
Issuance of Series E preferred stock..................           --          --         --       --      --       --
Conversion of Series E shares to common stock.........      106,646         107         --       --      --       --
Buyback of Series C preferred stock...................           --          --         --       --      --       --
Deferred financing costs, net of amortization.........           --          --         --       --      --       --
Stock options issued to third party...................           --          --         --       --      --       --
Cumulative foreign currency exchange loss.............           --          --         --       --      --       --
Advance to joint venture partner......................           --          --         --       --      --       --
Preferred stock dividends.............................           --          --         --       --      --       --
Cancellation of Warrants..............................           --          --         --       --      --       --
Net loss..............................................                                  --       --      --       --
                                                        ----------- ----------- ---------- ---------------- --------
BALANCE, March 31, 1998...............................   26,532,502      26,533         --       --      --       --

Conversion of Series E shares to common stock.........    5,554,484       5,554         --       --      --       --
Common Shares buyback.................................     (330,800)       (331)        --       --      --       --
Preferred Shares buyback..............................           --          --         --       --      --       --
Cancellation of common stock investment agreement.....   (1,019,465)     (1,019)        --       --      --       --
Issuance of Series G preferred stock..................           --          --         --       --      --       --
Issuance of Warrants..................................           --          --         --       --      --       --
Cancellation of Warrants..............................           --          --         --       --      --       --
Cancellation of shareholders' loans and accrual
  interest............................................           --          --         --       --      --       --
Cumulative foreign currency exchange loss.............           --          --         --       --      --       --
Preferred stock dividends.............................           --          --         --       --      --       --
Cancellation of Stock options issued to third party...           --          --         --       --      --       --
Options issued for services rendered..................                                  --       --      --       --
Net loss..............................................                                  --       --      --       --
                                                        ----------- ----------- ---------- --------- ------- --------
BALANCE, March 31, 1999...............................   30,736,721     $30,737         --      $--      --      $--
                                                        =========== =========== ========== ========= ======= ========



AMTEC INC. AND SUBSIDIARIES
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              SERIES C        SERIES D         SERIES E         SERIES G
                                                          PREFERRED STOCK PREFERRED STOCK   PREFERRED STOCK PREFERRED STOCK
                                                           SHARES  AMOUNT SHARES   AMOUNT   SHARES   AMOUNT SHARES   AMOUNT
BALANCE, March 31, 1996...............................         --     $--     --      $--       --      $--     --      $--
Issuances of Series B preferred stock.................         --      --     --       --       --       --     --       --
Conversion of Series B shares.........................         --      --     --       --       --       --     --       --
Issuance of Series D preferred Stock..................         --      --    150        1       --       --     --       --
Common shares issued for services rendered............         --      --     --       --       --       --     --       --
Common shares issued to employees as compensation.....         --      --     --       --       --       --     --       --
Common shares issued for directors' fees..............         --      --     --       --       --       --     --       --
Sale of common shares.................................         --      --     --       --       --       --     --       --
Cumulative foreign currency exchange loss.............         --      --     --       --       --       --     --       --
Preferred dividends...................................         --      --     --       --       --       --     --       --
Warrants..............................................         --      --     --       --       --       --     --       --
Net loss..............................................         --      --     --       --       --       --     --       --
                                                         -------- -------- ------ -------- -------- -------- ------- -------
BALANCE, March 31, 1997...............................         --      --    150        1       --       --     --       --
Exercise of employee stock options....................         --      --     --       --       --       --     --       --
Issuance of Series C preferred stock..................        250       1     --       --       --       --     --       --
Common shares issued for services rendered............         --      --     --       --       --       --     --       --
Conversion of Series D shares to common stock.........         --      --   (150)      (1)      --       --     --       --
Common stock investment agreement-- net of
  cancellation........................................         --      --     --       --       --       --     --       --
Common shares issued for directors' fees..............         --      --     --       --       --       --     --       --
Cancellation of Series A Preferred....................         --      --     --       --       --       --     --       --


Cancellation of common stock..........................         --      --     --       --       --       --     --       --
Tweedia loan cancellation.............................         --      --     --       --       --       --     --       --
Allocation of non-refundable deposit from former
  affiliate...........................................         --      --     --       --       --       --     --       --
Other.................................................         --      --     --       --       --       --     --       --
Conversion of Series C shares to common stock.........       (219)     (1)    --       --       --       --     --       --
Issuance of Series E preferred stock..................         --      --     --       --       74        1     --       --
Conversion of Series E shares to common stock.........         --      --     --       --       (1)      --     --       --
Buyback of Series C preferred stock...................        (31)     --     --       --       --       --     --       --
Deferred financing costs, net of amortization.........         --      --     --       --       --       --     --       --
Stock options issued to third party...................         --      --     --       --       --       --     --       --
Cumulative foreign currency exchange loss.............         --      --     --       --       --       --     --       --
Advance to joint venture partner......................         --      --     --       --       --       --     --       --
Preferred stock dividends.............................         --      --     --       --       --       --     --       --
Cancellation of Warrants..............................         --      --     --       --       --       --     --       --
Net loss..............................................         --      --     --       --       --              --       --
                                                         -------- -------- ------ -------- -------- -------- ------- -------
BALANCE, March 31, 1998...............................         --      --     --       --       73        1     --       --

Conversion of Series E shares to common stock.........         --      --     --       --      (40)      --     --       --
Common Shares buyback.................................         --      --     --       --       --       --     --       --
Preferred Shares buyback..............................         --      --     --       --       (3)      --     --       --
Cancellation of common stock investment agreement.....         --      --     --       --       --       --     --       --
Issuance of Series G preferred stock..................         --      --     --       --       --       --     20        1
Issuance of Warrants..................................         --      --     --       --       --       --     --       --
Cancellation of Warrants..............................         --      --     --       --       --       --     --       --
Cancellation of shareholders' loans and accrual interest       --      --     --       --       --       --     --       --
Cumulative foreign currency exchange loss.............         --      --     --       --       --       --     --       --
Preferred stock dividends.............................         --      --     --       --       --       --     --       --
Cancellation of Stock options issued to third party...         --      --     --       --       --       --     --       --
Options issued for services rendered..................         --      --     --       --       --       --     --       --
Net loss..............................................         --      --     --       --       --       --     --       --
                                                         -------- -------- ------ -------- -------- -------- ------- --------
BALANCE, March 31, 1999...............................         --     $--     --      $--       30      $ 1     20      $ 1
                                                         ======== ======== ====== ======== ======== ========= ====== ========


See notes to consolidated financial statements.

AMTEC INC. AND SUBSIDIARIES
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)  (CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           ADDITIONAL            ACCUMULATED
                                                                        WARRANTS         PAID-IN CAPITAL          DEFICIT
                                                                     ---------------  ---------------------  -------------------
BALANCE, March 31, 1996............................................   $           --            $18,648,620         $(16,527,651)
Issuances of Series B preferred stock..............................               --              2,341,218                   --
Conversion of Series B shares......................................               --                 (1,506)                  --
Issuance of Series D preferred Stock...............................               --              1,499,999                   --
Common shares issued for services rendered.........................               --                316,249                   --
Common shares issued to employees as compensation..................               --                318,538                   --
Common shares issued for directors' fees...........................               --                 89,990                   --
Sale of common shares..............................................               --              1,999,000                   --
Cumulative foreign currency exchange loss..........................               --                 (1,231)                  --
Preferred dividends................................................               --                (10,000)                  --
Warrants...........................................................          479,500                     --                   --
Net loss...........................................................               --                     --           (4,064,885)
                                                                     ---------------  ---------------------  -------------------

BALANCE, March 31, 1997............................................          479,500             25,200,877          (20,592,536)

Exercise of employee stock options.................................               --                 34,681                   --
Issuance of Series C preferred stock...............................               --              2,499,999                   --
Common shares issued for services rendered.........................               --                 66,934                   --
Conversion of Series D shares to common stock......................               --                129,673                   --
Common stock investment agreement-- net of cancellation............               --                 (1,019)                  --
Common shares issued for directors' fees...........................               --                 84,960                   --
Cancellation of Series A Preferred.................................               --             (4,571,012)                  --
Cancellation of common stock.......................................               --                 12,728                   --
Tweedia loan cancellation..........................................               --                 25,000                   --
Allocation of non-refundable deposit from former affiliate.........               --                850,000                   --
Other..............................................................               --                   (580)                  --
Conversion of Series C shares to common stock......................               --                 (4,508)                  --
Issuance of Series E preferred stock...............................               --              6,759,000                   --
Conversion of Series E shares to common stock......................               --                   (107)                  --
Buyback of Series C preferred stock................................               --               (406,100)                  --
Deferred financing costs, net of amortization......................          161,450               (229,415)                  --
Stock options issued to third party................................               --              1,837,500                   --
Cumulative foreign currency exchange loss..........................               --                  1,844                   --
Advance to joint venture partner...................................               --               (540,000)                  --
Preferred stock dividends..........................................               --              1,398,686           (1,398,686)
Cancellation of Warrants...........................................         (147,000)                    --                   --
Net loss...........................................................               --                     --           (5,403,368)
                                                                     ---------------  ---------------------  -------------------


BALANCE, March 31, 1998............................................          493,950             33,149,142          (27,394,590)

Conversion of Series E shares to common stock......................               --                138,821
Common Shares buyback..............................................               --               (383,052)                  --
Preferred Shares buyback...........................................               --               (100,000)                  --
Cancellation of common stock investment agreement..................               --                  1,019                   --
Issuance of Series G preferred stock...............................               --              2,000,000                   --
Issuance of Warrants...............................................          210,400               (210,400)                  --
Cancellation of Warrants...........................................         (222,500)               222,500                   --
Cancellation of shareholders' loans and accrual interest...........               --              2,359,621                   --
Cumulative foreign currency exchange loss..........................               --                   (613)                  --
Preferred stock dividends..........................................               --                672,457             (672,457)
Cancellation of Stock options issued to third party................               --               (918,751)                  --
Options issued for services rendered...............................               --                 16,500                   --
Net loss...........................................................               --                     --           (5,579,444)
                                                                     ---------------  ---------------------  -------------------
BALANCE, March 31, 1999............................................         $481,850            $36,947,244         $(33,646,491)
                                                                     ===============  =====================  ===================



                                                                           PURCHASE          DEFERRED
                                                                           DEPOSIT         OPTION COSTS         TOTAL
                                                                      ------------------  --------------- -----------------
BALANCE, March 31, 1996............................................          $(4,572,536)             $--       $(2,421,606)
Issuances of Series B preferred stock..............................                   --               --         2,341,219
Conversion of Series B shares......................................                   --               --                --
Issuance of Series D preferred Stock...............................                   --               --         1,500,000
Common shares issued for services rendered.........................                   --               --           316,340
Common shares issued to employees as compensation..................                   --               --           318,751
Common shares issued for directors' fees...........................                   --               --            90,000
Sale of common shares..............................................                   --               --         2,000,000
Cumulative foreign currency exchange loss..........................                   --               --            (1,231)
Preferred dividends................................................                   --               --           (10,000)
Warrants...........................................................                   --               --           479,500
Net loss...........................................................                   --               --        (4,064,885)
                                                                      ------------------  --------------- -----------------

BALANCE, March 31, 1997............................................           (4,572,536)              --           548,088

Exercise of employee stock options.................................                   --               --            34,750
Issuance of Series C preferred stock...............................                   --               --         2,500,000
Common shares issued for services rendered.........................                   --               --            66,958
Conversion of Series D shares to common stock......................                   --               --           131,909
Common stock investment agreement-- net of cancellation............                   --               --                 0
Common shares issued for directors' fees...........................                   --               --            85,000
Cancellation of Series A Preferred.................................            4,572,536               --                 0
Cancellation of common stock.......................................                   --               --                 0
Tweedia loan cancellation..........................................                   --               --            25,000
Allocation of non-refundable deposit from former affiliate.........                   --               --           850,000
Other..............................................................                   --               --              (580)
Conversion of Series C shares to common stock......................                   --               --                (1)
Issuance of Series E preferred stock...............................                   --               --         6,759,001
Conversion of Series E shares to common stock......................                   --               --                 0
Buyback of Series C preferred stock................................                   --               --          (406,100)
Deferred financing costs, net of amortization......................                   --               --           (67,965)
Stock options issued to third party................................                   --       (1,378,125)          459,375
Cumulative foreign currency exchange loss..........................                   --               --             1,844
Advance to joint venture partner...................................                   --               --          (540,000)
Preferred stock dividends..........................................                   --               --                 0
Cancellation of Warrants...........................................                   --               --          (147,000)
Net loss...........................................................                   --               --        (5,403,368)
                                                                      ------------------  --------------- -----------------

BALANCE, March 31, 1998............................................                   --       (1,378,125)        4,896,911

Conversion of Series E shares to common stock......................                   --                            144,375
Common Shares buyback..............................................                   --               --          (383,383)
Preferred Shares buyback...........................................                   --               --          (100,000)
Cancellation of common stock investment agreement..................                   --               --                 0
Issuance of Series G preferred stock...............................                   --               --         2,000,001
Issuance of Warrants...............................................                   --               --                 0
Cancellation of Warrants...........................................                   --               --                 0
Cancellation of shareholders' loans and accrual interest...........                   --               --         2,359,621
Cumulative foreign currency exchange loss..........................                   --               --              (613)
Preferred stock dividends..........................................                   --               --                 0
Cancellation of Stock options issued to third party................                   --        1,378,125           459,374
Options issued for services rendered...............................                   --               --            16,500
Net loss...........................................................                   --               --        (5,579,444)
                                                                      ------------------  --------------- -----------------
BALANCE, March 31, 1999............................................                  $--              $--        $3,813,342
                                                                      ==================  =============== =================


See notes to consolidated financial statements.

AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
---------------------------------------------------------------------------------------------------------------------------------
                                                                                      1999           1998             1997
                                                                                 ---------------  -------------- ---------------
Cash Flows from Operating Activities:
     Net loss....................................................................    $(5,579,444)    $(5,403,368)    $(4,064,885)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Amortization of deferred option cost....................................        459,375         459,375              --
         Depreciation............................................................         55,250          43,432          28,905
         Loss from abandoned assets..............................................             --          87,441              --
         Gain from sale of assets................................................            137              --              --
         Issuance of warrants for services rendered..............................             --              --         479,500
         Issuance of common stock in connection with Series E buyback transaction        144,375              --              --
         Issuance of common stock and options for directors' fees and
         professional services rendered .........................................         16,500         151,957         725,091
         Equity in losses of unconsolidated subsidiary...........................        385,139         606,647         140,524
         (Increase) decrease in:
              Accounts receivable................................................        114,661        (114,661)             --
              Prepaid expenses and other current assets..........................         69,277          63,839        (111,243)
              Office lease deposit...............................................         56,867          (1,100)         55,700
         Increase (decrease) in:
              Accounts payable and accrued expenses..............................        540,917         293,027        (485,959)
              Loans payable - stockholders.......................................             --        (111,000)       (150,000)
                                                                                 ---------------  -------------- ---------------
              Net cash used in operating activities..............................     (3,736,946)     (3,924,411)     (3,382,367)
                                                                                 ---------------  -------------- ---------------

Cash Flows from Investing Activities:
     Investment in Netmatics.....................................................             --         (87,441)             --
     Purchase of property and equipment..........................................        (13,427)        (29,212)       (106,028)
     Investment in unconsolidated subsidiary.....................................             --        (276,000)       (654,000)
     Proceeds from sale of assets................................................            250              --              --
                                                                                 ---------------  -------------- ---------------
         Net cash used in investing activities...................................        (13,177)       (392,653)       (760,028)
                                                                                 ---------------  -------------- ---------------

Cash Flows from Financing Activities:
     Warrants issued for services rendered - net of charges to APIC..............             --        (215,546)             --
     Buyback common stock........................................................       (383,383)             --              --
     Buyback Series E convertible preferred stock................................       (100,000)             --              --
     Loans payable to stockholders...............................................             --          25,000              --
     Repayment from(Advance to) unconsolidated subsidiary........................      2,191,985      (3,724,000)       (538,000)
     Proceeds from sale of common stock..........................................             --         166,659       2,000,000
     Proceeds from sale of Series B convertible preferred stock..................             --              --       2,341,219
     Proceeds from sale of Series D convertible preferred stock..................             --              --       1,500,000
     Proceeds from sale of Series C convertible preferred stock - net............             --       2,093,900              --
     Proceeds from sale of Series E convertible preferred stock..................             --       6,759,000              --
     Proceeds from sale of Series G convertible preferred stock..................      2,000,000              --              --
                                                                                 ---------------  -------------- ---------------

Net Cash Provided by Financing Activities........................................      3,708,602       5,105,013       5,303,219
                                                                                 ---------------  -------------- ---------------

Net (Decrease) Increase in Cash and Cash Equivalents.............................        (41,521)        787,949       1,160,824

Cash and Cash Equivalents, Beginning of Year.....................................      2,134,662       1,346,713         185,889
                                                                                 ---------------  -------------- ---------------

Cash and Cash Equivalents, End of Year...........................................     $2,093,141      $2,134,662      $1,346,713
                                                                                 ===============  ============== ===============

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
------------------------------------------------------------------------------


1.   SUPPLEMENTAL CASH INFORMATION:

     No interest or income taxes were paid during fiscal 1999, 1998 and 1997.

2.   NONCASH FINANCING ACTIVITIES:

     In fiscal 1999, shareholder loans payable of $1,452,553 and related accrued interest of $907,068 were cancelled and credited to Additional Paid-In Capital.

     In fiscal 1999, the Company paid a dividend in kind of 210,400 as part of the issuance of Series G Preferred Stock.

     In fiscal 1999, 40.4 shares of Series E Convertible Preferred Stock were converted into 5,554,424 shares of common stock (inclusive of conversions of preferred dividends of $462,057).

     In fiscal 1999, warrants valued at $222,500 were cancelled and credited to Additional Paid-In Capital.

     In fiscal 1999, the Company cancelled a Common Stock Investment Agreement, as permitted by the Agreement, with Promethean Investment Group. 1,019,465 shares previously held in escrow designated for issuance under terms of the agreement were cancelled.

     In fiscal 1999, the option granted to the Hebei Provincial Government to acquire 3,000,000 shares of the Company's common stock at a price of $3.0625 per share was cancelled. Unamortized Deferred Option Cost valued at $918,751 was charged to Additional Paid in Capital.

     In fiscal 1998, 150 shares of Series D Convertible Preferred Stock were converted into 2,236,507 shares of common stock (inclusive of conversions of preferred dividends and related warrants).

     In fiscal 1998, 219 shares of Series C Convertible Preferred Stock were converted into 4,507,639 shares of common stock.

     In fiscal 1998, 0.8 share of Series E Convertible Preferred Stock was converted into 106,646 shares of common stock.

     In fiscal 1998, 12,727,909 shares of common stock were canceled upon determination that the full purchase price for such shares was not paid.

     In fiscal 1998, $850,000 Notes Payable related to a nonrefundable deposit received from a former affiliate was credited to Additional Paid in Capital.

     In fiscal 1998, 1,524,178 shares of the Company's Series A Convertible Preferred Shares were canceled in accordance with the terms of a subscription agreement.

     In fiscal 1998, the Company issued stock options valued at $1,837,500 to the Hebei provincial government in exchange for a long-term cooperation agreement.

     In fiscal 1997, 100 shares of Series B Preferred Stock were converted into 1,507,477 shares of common stock.

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1999, 1998 AND 1997
-------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Line of Business. AmTec Inc. (the "Company" or "AmTec") through its majority-owned subsidiary (accounted for under the equity method of accounting) in the People's Republic of China ("PRC") is involved in providing financing and assistance in building telecommunications networks for third parties in the PRC. The Company, through its wholly-owned subsidiary ITV Communications, Inc. ("ITV") was engaged in the design, manufacture and sale of technologically advanced communication devices. In January 1996, the Company sold all of the business and operating assets of ITV and is no longer involved in the business that ITV was engaged in. ITV remains inactive during the year ended March 31, 1999.

     On July 8, 1997, the Company changed its name from AVIC Group International, Inc. to AmTec, Inc.

     During fiscal 1998 the Company organized two wholly-owned subsidiaries, one a Bermuda company and the other a British Virgin Island company. There was no activity in either company during the year ended March 31, 1999 and 1998.

     Principles of Consolidation. The consolidated financial statements include the Company's wholly-owned subsidiaries, ITV Communications, Inc, and the Bermuda company and the British Virgin Island company, as noted above, all dormant companies. All significant intercompany accounts and transactions are eliminated in consolidation.

     Equity Method of Accounting. The Company accounts for its subsidiary Hebei United Telecommunications Equipment Co., Ltd. ("Hebei Equipment") (a limited life Sino-foreign joint venture) using the equity method of accounting as minority shareholders of Hebei Equipment have substantive participating rights under the joint venture contracts. The Company reports its investment in Hebei Equipment under the caption Investments in and advances to unconsolidated subsidiary. Under the equity method, the investment is carried at cost of acquisition, plus the Company's equity in undistributed earnings or losses since acquisition. Equity in the losses of the unconsolidated subsidiary is recognized according to the Company's percentage ownership in the unconsolidated subsidiary until the Company contributed capital has been fully depleted. Reserves are provided where management determines that the investment or equity in earnings is not realizable. For the period ended March 31, 1998, the Company used an ownership percentage of 60.8% for purposes of calculating the share of losses of its unconsolidated subsidiary since it did not increase its ownership percentage in Hebei Equipment to 70% until after the close of Hebei Equipment's fiscal year-end on December 31, 1997. For the year ended March 31, 1999, the Company recognized 70% of losses of its unconsolidated subsidiary. Hebei Equipment owns 51% of Hebei United Telecommunications Engineering Company, Ltd. ("Hebei Engineering"). Hebei Equipment also accounts for its investment using equity method of accounting as minority shareholders of Hebei Engineering have substantive participating rights under the joint venture contracts.

     Difference in Year End. The Company's share of equity in losses of Hebei Equipment included in the consolidated financial statements are as of and for the years ended December 31, 1998 and 1997, Hebei Equipment's year-end. Since inception the Company has had a March 31 year-end. The Company kept this year-end even though its subsidiaries have a calendar year-end so that delays in receiving information from China would not cause problems for the Company in meeting its reporting deadlines. However, the Company does monitor events in the lag period and, where appropriate, would disclose the occurrence of any significant event during such lag period. All companies established under PRC law are required to have a December 31 fiscal year-end date. Hebei Equipment and Hebei Engineering are equity joint venture companies established under PRC law.

     Management Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

     Cash Equivalents. For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Property and Equipment.  Property and equipment are recorded at cost.

     Depreciation is provided using the straight-line method, to write off the cost of property and equipment over their estimated useful lives, after deducting the estimated salvage value of the assets as follows:

         Furniture, fixtures and equipment                    5  years
         Leasehold improvements                               5  years
         Computer software                                    3  years

     Long-Lived Assets. The Company evaluates long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The impairment loss, if determined, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company determined that, as of March 31, 1999 and 1998, there had been no impairment in the carrying value of the long-lived assets.

     Income tax. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

     Disclosure of Fair Value of Financial Instruments. The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate short-term maturity of these financial instruments.

     Loss Per Share. Basic loss per common share is based on the weighted average number of common shares outstanding during the year. The effect of shares issuable upon exercise of warrants and stock options is anti-dilutive, therefore diluted earnings per share is not presented. The Company adopted the provisions of FASB 128 during the fiscal year ended March 31, 1998. Adoption of such statement did not have a material effect on results of operations and financial condition.

     Comprehensive Income. Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" establishes new rules for reporting and display of comprehensive income and its components. Other than an insignificant amount of foreign currency transactions, the Company has no other items of other comprehensive income and the net loss reported in the statement of operations is equivalent to the total comprehensive loss.

     Segments of an Enterprise and Related Information. SFAS No. 131,

"Disclosure about Segments of an Enterprise and Related Information" requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the corresponding amounts in the general purpose financial statements. The Company adopted FASB 131 during the year and since the Company only invested in the Hebei Equipment, no other reportable segments were reported in the financial statements.

     New accounting standard not yet adopted. The Financial Accounting Standards Board has issued a new standard SFAS No. 133 "Derivative Instruments and Hedging Activities", which, as amended, is effective for fiscal years beginning after July 1, 2000. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not adopted this standard.

2.   INVESTMENT IN AND ADVANCE TO UNCONSOLIDATED SUBSIDIARY

     The Company determined that it should conduct its operations in the PRC through a Sino Foreign Joint Venture ("SFJV"), Hebei Equipment. In March 1996, the Company invested $1,170,000 in a PRC joint venture, advanced $540,000 to its joint venture partner and requested from the Hebei Provincial government approval for conversion of such company to an SFJV. In September 1996, preliminary regulatory approval for Hebei Equipment was granted and the SFJV was formed with the Company holding a 60.8% interest in the entity. In April 1997, the Company received final PRC regulatory approval for the SFJV. The Company invested an additional $276,000 in Hebei Equipment during the fiscal-year ended March 31, 1998, resulting in an increase in its holding to 70%. An additional $3,722,000 was advanced as a loan to the joint venture during the fiscal year March 31, 1998. $ 2,191,985 was repaid by Hebei Equipment during the fiscal year March 31, 1999.

     The Company's investments in the joint venture were accounted for by the equity method of accounting because minority shareholders of Hebei Equipment and Hebei Engineering have substantive participating rights under the provision of the Joint Venture contracts.

The following summarizes the total equity investment by the Company in Hebei Equipment:

                                                                     1999            1998
                                                                -------------    ------------

Investment in unconsolidated subsidiary.....................    $   2,100,000    $  2,100,000
Less: Share of equity losses................................       (1,133,535)       (747,783)
                                                                -------------    ------------
                                                                      966,465       1,352,217
Add: Advance to unconsolidated subsidiary...................        1,530,015       3,722,000
                                                                -------------    ------------
Investment in and advanced to unconsolidated subsidiary.....    $   2,496,480    $  5,074,217
                                                                =============    ============

Hebei Equipment holds a 51% interest in Hebei Engineering, which is developing GSM networks in the ten largest cities in Hebei Province, PRC. Nippon Telegraph and Telephone International, Inc. ("NTTI") and Itochu Corporation hold the remaining 49% interest in Hebei Engineering. As of March 31, 1999, Hebei Equipment's equity interest in Hebei Engineering was zero. The total investment of $1,530,000 made by Hebei Equipment in Hebei Engineering was offset by its share of equity losses in Hebei Engineering. Hebei Equipment stopped recognizing additional losses as it is not required either contractually or otherwise to make any additional capital investments. In addition, Hebei Equipment has not guaranteed any of Hebei Engineering debts.

The following summarized the major activities of Hebei Equipment and its subsidiary:

A.   HEBEI ENGINEERING'S INVESTMENT IN GSM NETWORKS

Hebei Equipment, through its 51%-owned subsidiary, Hebei Engineering has borrowed approximately $33,560,000 to purchase equipment which was contributed to China United Communications Company ("UNICOM") to construct the GSM networks in Hebei Province and has received the right to receive future cash flow. The GSM networks are being built pursuant to a 15-year Project Cooperation Contract. Terms of the Project Cooperation contract include the following:

Initially, Hebei Engineering owned 100% of the assets prior to contributing such assets to UNICOM and once contributed, Hebei Engineering owned and retained title to a 70% interest in the assets and UNICOM owned and retained title to a 30% interest in the assets.

Both parties agree to distribute the profit according to the "Distributable Cash Flow" (as defined) with 22% going to UNICOM and 78% going to Hebei Engineering.

Each year, Hebei Engineering will transfer ownership of assets to UNICOM equal in value to the Distributable Cash Flow received up to 60% of the assets in any one year. The maximum amount of assets transferred will not exceed 90% of the assets until termination of the Project Cooperation Contract.

Upon the termination of the contract the remaining 10% of the network assets shall be assigned to UNICOM without any further consideration.

Hebei Engineering will continue to receive 78% of the Distributable Cash Flow after transfer of all the assets for the remainder of the 15-year period.

Under PRC law, foreign investment entities, such as Hebei Engineering, are not permitted to own or operate telecommunications networks. Substantially all of the Hebei Engineering's revenues are derived from contractual arrangements for the sharing of cash flow from network operations rather than from ownership or operation of the networks. Hebei Engineering has recorded its investment (GSM Construction Costs) as a right to receive future cash flow at cost and is amortizing its cost of these rights based upon the greater of the amount computed using (a) the ratio that current gross revenues from the GSM networks to the total of current and anticipated future gross revenues from the GSM networks or (b) the straight-line method over 15 years which was the remaining estimated economic life of the GSM networks at the inception of this investment. Amortization of the Investment in GSM Networks for the year ended March 31, 1999 amounted to approximately $4,600,000.

Income from the GSM Networks is recognized at the time when Hebei
Engineering can estimate or calculate the portion of its Distributable Cash Flow from the Networks. UNICOM commenced operation of the GSM Networks in February 1997.

Net revenue from GSM Networks recognized by Hebei Engineering for the year ended December 31, 1998 and 1997 was $781,745 and $216,348, respectively.


B.   SUMMARY FINANCIAL INFORMATION FOR THE UNCONSOLIDATED SUBSIDIARY

The following tables represent summary financial information of the Company's subsidiary, Hebei Equipment, and its indirect subsidiary, Hebei Engineering, as of and for the years ended December 31, 1998 and 1997:


                                              HEBEI              HEBEI
                                            EQUIPMENT          EQUIPMENT
                                        ------------------ ------------------
                                              1998              1997
                                        ------------------ ------------------

Revenues................................  $             --   $           --
                                        ================== ================

Net (loss) income.......................  $      (548,806)   $   (1,239,100)
                                        ================== ================

Current assets..........................  $      2,698,980   $    4,891,936
Non-current assets......................            46,904          587,612
                                        ------------------ ----------------
Total assets............................  $      2,745,884   $    5,479,548
                                        ================== ================

Current liabilities.....................  $      1,530,994   $    3,715,850
Non-current liabilities.................                --               --
                                        ------------------- ----------------
Total liabilities.......................  $      1,530,994   $    3,715,850
                                        =================== ================



                                           HEBEI                 HEBEI
                                        ENGINEERING           ENGINEERING
                                   --------------------   -------------------
                                           1998                  1997
                                   --------------------   -------------------

Revenues........................       $      781,745      $       216,348
                                       ==============      ===============

Net (loss) income...............       $  (1,729,431)      $   (1,972,013)
                                       ==============      ===============

Current assets..................       $    3,755,416      $     3,642,561
Non-current assets..............           29,605,048           29,093,456
                                       --------------      ---------------
Total assets....................       $   33,360,464      $    32,736,017
                                       ==============      ===============

Current liabilities.............       $    5,385,717      $    10,354,023
Non-current liabilities.........           28,653,783           21,331,600
                                       ==============      ===============
Total liabilities...............       $   34,039,500      $    31,685,623
                                       ==============      ===============

3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                    1999           1998
                                               --------------   ------------
Furniture, fixtures and equipment.............       $208,277       $201,258
Leasehold improvements........................         18,009         17,498
Computer software.............................         15,385         12,273
                                               --------------   ------------
                                                      241,671        231,029
Less accumulated depreciation.................        144,745         91,893
                                               --------------   ------------
                                                     $ 96,926       $139,136
                                               ==============   ============

     Depreciation expense for fiscal years ended March 31, 1999, 1998 and 1997 was $55,250, $43,432 and $28,905 respectively.

4.   COMMITMENTS AND CONTINGENCIES

Leases. The Company leases a facility for its corporate and operations offices under a long-term lease agreement. Minimum annual rental commitments under this lease are as follows:


MARCH 31,
2000............................................. $             334,400
2001.............................................                55,733
                                                 ----------------------
                                                  $             390,133
                                                 ======================

Rent expense for fiscal years ended March 31, 1999, 1998 and 1997 was $356,357, $337,763 and $369,969 respectively.

Employment Agreements. The Company has entered into employment agreements with officers expiring through January 2001 with aggregate annual salaries of $1,000,000.

Litigation. A first amended complaint, dated April 15, 1996, was filed against the Company, ITV, and other parties, including certain of the Company's officers, directors and principal stockholders, by Jacqueline Brandwynne, a stockholder of the Company, in a matter captioned "Jacqueline
B. Brandwynne vs. AVIC Group International, Inc., et al." The complaint, filed in the Superior Court of California, County of Los Angeles, alleges fraud, misrepresentation and breach of contract with respect to the sale of 666,667 shares of ITV stock for $1,000,000 prior to the completion of the Reorganization Agreement between the Company and ITV (the "Reorganization Agreement") in February 1995, in connection with which the shares of ITV were exchanged on a two for one basis for shares of the Company. The complaint alleges that certain misrepresentations were made in connection with the sale of the 666,667 shares and that the claimant was entitled to receive 666,667 shares of the Company after the completion of the Reorganization Agreement. The complaint seeks rescission of the transaction and damages of no less than $1,000,000. The complaint also alleges a claim in connection with an alleged oral employment agreement for 125,000 options to purchase shares of the Company's Common Stock at an exercise price of $0.35 per share and the right to purchase additional shares of Common Stock at $1.00 per share, plus other benefits, including a salary of no less than $130,000. Management of the Company believes that these claims are without merit, that there are valid defenses to each claim and is in the process of vigorously defending the matter. (See note 10)

The Company is not aware of any pending litigation that could have a materially adverse effect on the Company's business, financial condition or results of operations.

Regulation. The PRC's legal system is a civil law system based on written statutes and is a system in which decided legal cases have little precedential value. The PRC Government began to promulgate a comprehensive system of laws in 1979. Many laws and regulations governing economic matters in general have been promulgated. The general effect of this legislation has been to enhance the protection afforded to foreign invested enterprises in the PRC. However, as these laws and regulations are relatively new, their interpretation and enforcement involve significant uncertainty.

The current PRC regulations prohibit foreign investors and foreign invested enterprises from operating or participating in the operation of telecommunications networks in China. The relevant PRC laws and regulations do not define what constitutes foreign operations or participation in operations, and it is not clear what rights or actions would violate such laws and regulations. Based on advice of its Chinese legal counsel, the Company has structured its investments in China by establishing Chinese-foreign joint ventures in the PRC to provide financing and consultancy services to licensed telecommunications operators, i.e., utilizing the commonly-known Chinese-Chinese-Foreign ("CCF") structure. The PRC Government is currently undertaking a review of the CCF structure used by Unicom. It has been reported that Unicom has been instructed by the PRC Government not to use the CCF structure in the future and that the PRC Government is examining and evaluating the existing CCF contracts. It is unclear if, and to what extent, the existing CCF contracts entered into by Unicom will be required to be amended. It is also unclear whether foreign entities involved in the CCF structures will be required to divest themselves of their respective interests in the Chinese-foreign joint venture companies. The evaluation of the CCF structure by the PRC Government may have a material adverse impact on the contracts entered into by Hebei Engineering and by the Company which utilize the CCF structure and may have a material adverse effect on the Company's business, financial condition and results of operations.

In order to provide a uniform regulatory framework to encourage the orderly development of the PRC telecommunications industry, the PRC authorities are currently preparing a draft Telecommunications Law. Once formulated, the draft law will be submitted to the National People's Congress for review and adoption. It is unclear if and when the Telecommunications Law will be adopted. The nature and the scope of the regulation envisaged by the Telecommunications Law is not fully known but the Company believes that, if adopted, the Telecommunications Law will have a positive effect on the overall development of the telecommunications industry in the PRC. However, the Telecommunications Law, if adopted, may have an adverse effect on the Company's business, financial condition or results of operations.

The Chinese laws and regulations governing the telecommunications industry may also be changed or applied in a manner which would have a material adverse effect on the business, financial condition and results of operations of the Company.

Each of the Company's joint ventures, Hebei Equipment and Hebei Engineering, is organized under the laws of the PRC as a Sino-foreign equity joint venture enterprise, a distinct legal entity with limited liability. Such entities are governed by the Law of the PRC on Joint Ventures Using Chinese and Foreign Investments, and implementing regulations related thereto. The parties to an equity joint venture have rights to the financial returns of the joint venture in proportion to the joint venture interests that they hold. The operation of equity joint ventures is subject to an extensive body of law governing such matters as formation registration, capital contribution, capital distributions, accounting, taxation, foreign exchange, labor and liquidation. The transfer or increase of an interest in a Sino-foreign equity joint venture enterprise requires agreement among the parties to the venture and is effective upon approval of relevant government agencies.

Foreign Currency Exchange. The Company's joint ventures will receive nearly all of their revenue in Renminbi, which will need to be converted to other currencies, primarily U.S. dollars, and remitted outside of the PRC. Although the Renminbi is not a freely convertible currency at present, effective July 1, 1996, foreign currency "current account" transactions by foreign investment enterprises, including Sino-foreign joint ventures, are no longer subject to the approval of State Administration of Foreign Exchange ("SAFE", formerly, "State Administration of Exchange Control"). These transactions need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996. "Current account" items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered a "current account transaction." Other noncurrent account items, known as "capital account" items, remain subject to SAFE approval.

5.   STOCKHOLDERS' EQUITY

Cancellation of Loans Payable to Shareholders. In fiscal 1999, loans payable and accrued interest in the amount of $2,359,621 were cancelled and credited to Additional Paid-In Capital account.

Cancellation of Certain Shares of Common Stock. On December 8, 1997, the Company reduced its outstanding common stock and credited its Additional Paid in Capital $12,728 as a result of canceling 12,727,909 shares of its common stock and 318,182 options to purchase its common stock issued to Tweedia International, Ltd. The cancellation was based on a determination that the full purchase price for the shares was never paid. The 12,727,909 canceled shares represented approximately thirty-eight percent of the total number of the Company's common shares outstanding prior to the cancellation of such shares.

Repurchase of Common Stock. On September 14, 1998 the Company announced its intention to purchase up to $1 million of its Common Stock on the open market. As of March 31, 1999, the Company had purchased 330,800 shares under this program for a total cost of approximately $383,383. All the common stock repurchased were cancelled as of March 31, 1999.

Sale of Common Stock. In November 1996, the Company sold 1,000,000 shares of the Company's common stock through subscription agreements. The Company received $2 million in proceeds with respect to these subscriptions. The price per share reflected the quoted market value of the common shares at the time of the transactions.

During fiscal 1998, 69,000 common shares were issued in connection with the exercise of certain employee stock options. Proceeds from these issuance aggregated $34,750.

Series A Convertible Preferred Stock. On August 19, 1997, upon determination that the entire amount of a nonrefundable deposit had been forfeited by a former affiliate, the Company canceled all of the outstanding Series A Convertible Preferred Stock (the "Series A Shares"). On December 19, 1995, the Company had issued 1,524,178 shares of the Company's Series A Shares in consideration of the transfer of a $4,572,536 nonrefundable equipment purchase deposit to the Company from a former affiliate. The Subscription Agreement for the Series A Convertible Preferred Stock provided that, if all or any portion of the deposit should be forfeited at any time and for any reason whatsoever by the former affiliate an equivalent number of the Series A Shares issued to it would be canceled.

Series B Convertible Preferred Stock. In June 1996, the Company completed a $2,500,000 offering of its Series B Convertible Preferred Stock ("Series B Preferred"). The net proceeds the Company received were approximately $2,341,000. The offering consisted of 100 shares of Series B Preferred at $25,000 per share and warrants to purchase common stock of the Company. Each warrant entitled the holder to purchase one share of common stock at a fixed conversion price. During fiscal 1997, all outstanding Series B shares were converted to 1,507,477 common shares.

Series D Convertible Preferred Stock. In March 1997, the Company completed a $1,500,000 offering of its Series D Convertible Preferred Stock ("Series D Preferred"). The offering consisted of 150 shares of Series D Preferred at $10,000 per share and warrants to purchase common stock of the Company. The holder was entitled to cumulative dividends at the annual rate of 8% per annum per share, payable quarterly in shares of Common Stock or, in cash in connection with any payment pursuant to a Conversion Default at the election of the Company's board of directors. During fiscal 1998, the Series D Preferred was converted into common stock of the Company at a conversion rate equal to the lowest trading price of the Company's common stock during the 30 days preceding each conversion date. In addition, the Series D Preferred shareholders converted their warrants into common stock at prices aggregating $131,909. Such Series D Preferred and warrants conversions aggregated 2,236,507 shares. In connection with the discount for the above conversion, the Company credited Additional Paid in Capital $48,677 and charged preferred dividends in an equal amount.

Series C Convertible Preferred Stock. In June 1997, the Company completed a $2,500,000 offering of its Series C Convertible Preferred Stock ("Series C Preferred"). The offering consisted of 250 shares of Series C Preferred at $10,000 per share and entitled the holder to cumulative dividends at an annual rate of 8% per annum per share. The dividends were payable quarterly in shares of Common Stock or, in cash in connection with any payment pursuant to a Conversion Default at the election of the Company's board of directors. Such Series C shares were converted at conversion rates equal to the lowest trading price of the Company's common stock during the 30 business days immediately preceding each conversion date. During fiscal 1998, 219 outstanding Series C shares were converted into 4,507,639 common shares. In addition, the Company repurchased for consideration of $406,100 and retired 31 Series C shares. In connection with the discount for the above conversion, the Company credited Additional Paid in Capital $260,784 and charged preferred dividends in an equal amount.

Series E Convertible Preferred Stock. On October 22, 1997, the Company issued 74 shares of its Series E Convertible Preferred Stock (the "Series E Preferred"), par value $.001 per share and at a price of $100,000 per share and paying an 8% in-kind dividends. The net proceeds the Company received were approximately $6,759,000. The Series E Preferred has a stated liquidation preference value of $100,000 per share plus accrued in-kind 8% dividends since the date of issuance. Such liquidation preference is senior to all common stock but in parity with other series of preferred stock of the Company. The holders of Series E Preferred have no voting rights except with respect to certain matters that affect the rights related to the Series E Preferred.

Conversion of the Series E Preferred into Common Stock, which are restricted by certain "lock-up" agreements, is based on the lower of: (i) the lesser of a 10% premium to the market price of the Company's Common Stock, as reported on the American Stock Exchange, at the time of the investment's closing or of a 10% premium to the 10 day average trading price six months after the close or (ii) a discount to the lowest trade during the five (5) trading days prior to each conversion. The discount, which ranges from 15% to 20%, depends upon the date of the shareholders' conversion of the Series E Preferred, with the discount increasing as the period the shares are held increases. Warrants were issued to five of the Series E Investors to purchase up to 1,236,364 shares of the Company's Common Stock at a price equal to 120% of the market price of the Company's Common Stock at the time of the investment's closing. The number of warrants issued to each investor depended upon the amount invested and the length of the "lock-up" agreed upon between the Company and investor.

The Company registered 13,832,792 shares of common stock on January 16, 1998, to cover the common stock issuable to the Series E Holders upon conversion of their Series E shares and exercise of their warrants. As of March 31, 1999, 41.16 share of the Series E Preferred Stock was converted into 5,661,070 shares of the Company's common stock.

On November 10, 1998, 38.5 shares of the Company's Series E Preferred were acquired from an investment fund by the Company and investors known to the Company. As a result of this transaction, the Company bought back 3.08 shares of its Series E Preferred for $100,000. All of the Series E Preferred repurchased by the Company, which have 53,655 warrants attached, were retired and cancelled on January 20, 1999. 35.42 of the Series E Preferred bought by other investors were converted to Common Stocks on November 11, 1998. In connection to the conversion, the investors entered into a non-binding agreement to hold the converted Common Stock for a specified period of time. An additional 141,680 shares of Common Stocks were issued to the investors with respect to the agreement entered and $144,375 was charged to expenses in the statement of operations.

Series G Convertible Preferred Stock. In March 1999, the Company completed a $2,000,000 offering of its Series G Convertible Preferred Stock ("Series G Preferred"). The offering consisted of 20 shares of Series G Preferred at $100,000 per share and warrants to purchase common stock of the Company. Each warrant entitled the holder to purchase one share of common stock at a fixed exercise price of $1.25 per share. The Company allocated $210,400 for the warrants issued using a Black-Scholes model. The value allocated to the Series G Preferred was $1,789,600. In connection with the discount on the Series G Preferred, the Company credited Additional Paid-in Capital $210,400 and charged preferred dividends in an equal amount.

The Series G Preferred has a stated liquidation preference value of $100,000 per share plus 8% accrued in-kind dividends since the date of issuance. Such liquidation preference is senior to all common stock but in parity with other series of preferred stock of the Company. The holders of Series G Preferred have no voting rights except with respect to certain matters that affect the rights related to the Series G Preferred.

There was no conversion on Series G Preferred up to March 31, 1999.

Stock Warrants. During fiscal 1999, the Company issued 600,000 warrants to purchase the Company's common stock at a fixed exercise price of $1.25 per share. The warrants were issued in connection with the Company's issuance of Series G Preferred (see Series G Convertible Preferred Stock).

During fiscal 1998, the Company issued warrants to purchase 326,171 shares of the Company's Common Stock to the Placement Agent as fees for services in connection with the placement of the Series E Preferred described above. These warrants have an exercise price of $2.475 per share and expire on October 22, 2002. The Company has assigned a value of $161,450 to these warrants.

During fiscal 1998, the Company rescinded an agreement it entered into in July 1996 with an investment banking firm in which such firm was to act as a financial advisor to the Company. As part of this rescission the Company canceled warrants to purchase 200,000 shares of the Company's common stock. Professional fees and Warrants were reduced by $147,000 to reflect this cancellation.

During fiscal 1997, the Company issued 186,111 warrants to purchase the Company's common stock at a conversion price of 110% of the quoted market value at the time of grant. The warrants were issued in connection with the Company's issuance of Series B Preferred (see Series B Convertible Preferred Stock).

On October 15, 1996, the Company agreed to issue warrants to purchase 200,000 shares of the Company's Common Stock to an advisor for services related to advising the Company with respect to its Sino-foreign joint ventures and marketing activities in the PRC. The warrants issued have a three year term and an exercise price of $1.50, which was the market value of the Company's Common Stock the warrants were issued. In connection with this agreement, the Company recorded $110,000 in professional fees which management determined to be the fair value of the warrants.

In connection with a financial services agreement which has been cancelled during 1999, the Company issued 600,000 warrants to an investment banking firm, 300,000 of which vested at the time the agreement was entered into and 300,000 which were to vest when such firm had raised a minimum of $10 million. During fiscal 1997, with respect to the vested 300,000 warrants, the Company recorded $222,500 in professional fees which management determined to be the fair value of the warrants. The warrants were not exercised and were subsequently cancelled during fiscal 1999. The value of such warrants was credited to Additional Paid-In Capital upon cancellation.

Issuance of Common Stock for Services - During the year ended March 31, 1998 the Company issued shares of its common stock for services rendered. The number of shares issued in each case was based upon the quoted market value of the stock at the issue date and the value of the services rendered. Total shares issued in connection with these services amounted to 63,233 covering the $151,957 of expenses which are included in the accompanying financial statements.

In April 1996, two outside directors each received 5,000 shares of common stock for a total value of $90,000 which was recorded as compensation expense. The number of shares issued was based on the quoted market value of the common stock at the time of issuance.

In May 1996, 5,000 shares of the Company's common stock were issued as payment for $45,625 of services rendered. In December 1996, 5,000 shares of the Company's common stock were issued as payment for $18,125 for services rendered. Both issuance have been recorded as professional fees at a value of the quoted market price of the common stock at the time of the transaction.

In October 1996, the Company entered into agreements to settle $98,000 of outstanding professional fees through the issuance of options to purchase 44,962 common shares. The number of shares was determined based upon the quoted market value of the shares at the time of issuance.

The Promethean Common Stock Equity Agreement. On March 31, 1997 the Company entered into a Common Stock Investment Agreement with Promethean Investment Group L.L.C. ("Promethean") pursuant to which Promethean would provide a $10 million equity line to the Company. The agreement was cancelled during fiscal year 1999 by the Company in accordance with the terms in the agreement.

Initially, 1,570,998 shares were issued into escrow on behalf of Promethean. During the year ended March 31, 1998, none of the shares issued under this agreement were released from escrow. During the year ended
March 31, 1999, this agreement was cancelled and all the shares issued into escrow on behalf of Promethean were cancelled.

Stock Options. The Company has adopted two stock option plans (the AmTec, Inc. 1995 Stock Plan and the AmTec, Inc. 1996 Stock Option Plan). Incentive and nonqualified options and stock appreciation rights may be granted to employees, officers, directors, and consultants of the Company. There are 12,500,000 shares of common stock reserved for issuance under these plans. The exercise price of the options are determined by the board of directors, but in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value on the date of grant. Options vest over periods not to exceed ten years.

A summary of the status of all of the Company's stock options issued as of March 31, 1999, 1998 and 1997 and changes during the years then ended is presented below:

                                             March 31, 1999          March 31, 1998            March 31, 1997
                                         -----------------------  ---------------------  --------------------------
                                                       WEIGHTED                WEIGHTED                    WEIGHTED
                                                       AVERAGE                 AVERAGE                     AVERAGE
                                                       EXERCISE                EXERCISE                    EXERCISE
                                           NUMBER       PRICE       NUMBER      PRICE         NUMBER        PRICE
                                         -----------  ----------  ----------- ----------  --------------  ----------
Outstanding at beginning of year          12,460,102       $1.42    7,905,000      $1.40       7,635,000       $1.39
Granted                                      527,500        1.14    4,624,102       2.55         280,000        1.74
Exercised                                          0                  (69,000)      0.35               0
Cancelled                                 (3,000,000)       3.06            0                    (10,000)       8.25
                                         -----------  ----------  ----------- ----------  --------------  ----------
Outstanding at end of year                 9,987,602       $1.43   12,460,102      $1.42       7,905,000       $1.40
                                         ===========  ==========  =========== ==========  ==============  ==========
Options exercisable at end of year         9,111,994       $1.46    7,671,102      $1.28       4,155,000       $0.42
                                         ===========              ===========             ==============
Weighted average fair value of options         $0.19                    $0.53                      $0.69
granted during the year                  ===========              ===========             ==============

The above options include options granted to the Hebei Provincial Government during fiscal 1998 to acquire 3,000,000 shares of the Company's common stock at a price of $3.0625 per share. These options, which vest 25% every six months from the date of grant, were cancelled during fiscal 1999. In connection with granting these options, $1,837,500 was recorded as a charge to Deferred Option Cost and a corresponding credit was made to Additional Paid in Capital. During the quarter ended December 31, 1998, the Company cancelled these option granted. Deferred Option Cost of $918,751 was amortized through the cancellation date of these options. The unamortized Deferred Option Cost up to the date of cancellation was charged to Additional Paid in Capital.

The Company followed the guidelines under SFAS No. 123 to determine the fair value of options at the date of grant. The value was determined using an adjusted Black-Scholes option pricing model. The Black-Scholes model is generally accepted as appropriate primarily for short-term, exchange-traded options. The Company's management has determined that the longer term options it has issued do not have the liquidity of an exchange traded option and where the underlying common stock is not highly liquid (as is the case with the Company's Common Stock), the Black-Scholes formula needs to be adjusted, especially in reference to the volatility measurement used. The Company's stock is thinly traded, averaging around 100,000 shares per day, and cannot be considered highly liquid. For the purpose of valuing the Company's options, which can have up to a ten year life, the following assumptions were used, where the volatility measurement was based on management's expectations and judgement:


Risk-free rate           4.69 - 5.64%
Volatility               20-23%
Expected Life            3 - 5 years
Expected Dividends       0%


The following table summarizes information about options outstanding at March 31, 1999:

                                              Weighted
                          Number               Average                               Number
     Range of           Outstanding           Remaining           Average          Exercisable         Average
     Exercise               At               Contractual         Exercise          Options at          Exercise
      Prices          March 31, 1999         Life (Years)          Price         March 31, 1999         Price
------------------  ------------------- ---------------------- -------------   -------------------  --------------
   $0.35-0.355                4,625,000                   7.00        $0.350             4,625,000          $0.350
       0.75                     640,000                   9.00         0.823               140,000           0.747
       1.5                      165,000                   9.00         1.114               165,000           1.114
      2.125                     527,602                   8.00         1.501               277,602           1.502
      3.000                   1,012,500                   8.00         2.128               886,892           2.128
    3.05-3.10                 3,017,500                   7.00         3.000             3,017,500           3.000
                    -------------------                                        -------------------
                              9,987,602                                                  9,111,994
                    ===================                                        ===================

The Company applies APB Opinion No. 25 and related Interpretations in accounting for its employee plans. Accordingly, no compensation cost has been recognized with respect to such plans. Had compensation cost for the Company's stock option plans been determined consistent with Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's net earnings and earnings per share would have approximated the pro forma amounts indicated below:

                                                             1999               1998
                                                      -----------------   ----------------
Net loss applicable to common shares - as reported      $   (6,251,901)    $   (6,802,054)
                                                      =================   ================
Net loss - pro forma                                    $   (6,812,194)    $   (8,635,367)
                                                      =================   ================
Loss per common share - as reported                     $        (0.23)    $        (0.23)
                                                      =================   ================
Loss per common share - pro forma                       $        (0.25)    $        (0.29)
                                                      =================   ================

6.   NONREFUNDABLE DEPOSIT

     On March 31, 1998, the Company reduced notes payable of $850,000 related to a nonrefundable deposit it received from a former affiliate. Additional Paid-In Capital was credited for an equal amount.

7.   INCOME TAXES

     The Company had net losses for 1999, 1998 and 1997 and, therefore, no income taxes have been provided.

     As of March 31, 1999, the Company has federal net operating loss carry forwards of approximately $8,933,722 through 2014.

     Significant components of the Company's deferred assets and tax liabilities for federal income taxes consist of the following:


                                                      1999            1998
                                               --------------    -------------
Deferred tax assets:
    Net operating loss carryforwards           $    4,125,593     $  6,394,688
    Start-up and other costs                        6,623,557        3,027,575
    Research credit                                   266,000          266,000
                                               --------------    -------------

Total deferred tax assets                        (11,015,150)        9,688,263

Valuation allowance for deferred tax assets      (11,015,150)      (9,688,263)
                                               --------------    -------------

Net deferred tax assets                        $        --       $       --
                                               ==============    =============

     The net change in the valuation allowance for the years ended March 31, 1999 and 1998 was an increase of $1,326,887 and $1,976,552, respectively.

8.   ITEMS RECORDED IN THE FOURTH QUARTER

     The Company recorded the following noncash items in the fourth quarter of fiscal 1999:

     In connection to Series E Preferred conversion, an additional 141,680 shares of Common Stocks were issued to some investors with respect to a non-binding agreement to hold the converted Common Stock for a specified period of time and $144,375 was charged to expenses in the statement of operations.

     The Company recorded the following noncash items in the fourth quarter of fiscal 1998:

     Preferred stock dividends payable in the form of common stock of $1,399,000;

     A value of stock options awarded to non employees of $1,837,500 was recognized and $459,375 of such value was amortized, and

     Professional fees were reduced by $147,000 as a result of the cancellation of 200,000 warrants issued to an investment-banking firm.

9.   SIGNIFICANT TRANSACTIONS

     On August 27, 1998 the Company signed an agreement with a subsidiary of Global TeleSystems, Inc. ("GTS"), under which a subsidiary of GTS will acquire approximately 5.9 million shares of the Company's common stock and the Company, through a subsidiary, will acquire GTS's 75% interest in a Shanghai-based joint venture. This joint venture hold the rights to a majority share of the cash flow generated by Shanghai VSAT Network Systems
(SVC), the premier satellite-based telecommunications network operator in China.

     The consummation of this transaction with GTS is subject to various conditions, including receipt of necessary governmental approvals and other customary closing conditions. In addition, under the American Stock Exchange guidelines the Company will be required to obtain shareholder approval for the number of shares related to this issuance that are in excess of 19.9% of the Common Stock outstanding on the date of issuance. Once all of the conditions in China necessary for the consummation of the transaction are completed, the Company's shareholders will be asked to approve the necessary increase in the shares to be issued for such transaction. At present, GTS is working to complete the pre-closing conditions in China, including obtaining the necessary governmental approvals. The successful completion of this merger is subject to final due diligence and shareholder approval, among other conditions.

     On December 23, 1998, the company signed an agreement with UIHH, an indirect subsidiary of United International Holdings, Inc., under which AmTec will issue to UIHH's direct parent company $12 million of convertible preferred stock ("Series F Shares") in exchange for 100% of the common stock of UIHH. UIHH holds a 49% interest in a Sino-foreign joint venture with the Broadcasting Bureau of Hunan, the monopoly cable television operator in Hunan Province, People's Republic of China.

     The consummation of this transaction with UIHH is subject to various conditions, including receipt of necessary governmental approvals and other customary closing conditions. In addition, under the American Stock Exchange guidelines the Company will be required to obtain shareholder approval for the number of Common Stock related to this issuance that are in excess of 19.9% of the Common Stock outstanding on the date of issuance. Once all of the conditions in China necessary for the consummation of the transaction are completed, the Company's shareholders will be asked to approve the necessary increase in the shares to be issued for the transaction. At present, UIH is working to complete the pre-closing conditions in China, including necessary governmental approvals. The successful completion of this merger is subject to final due diligence and shareholder approval, among other conditions.

10.  SUBSEQUENT EVENTS

     On April 28, 1999, the Company formed a 50-50% joint venture, IP.TEL, LLC with Fusion Telecommunications International, Inc. ("Fusion"), a private facilities-based, multinational long-distance company. Fusion's current service offerings include voice and data, switched and dedicated, domestic and international long-distance and domestic and international prepaid calling cards, provided through a network of owned and leased facilities, leased lines and resale agreements.

     The joint venture will provide value-added telecommunication services, including telephony and data, to and from Asia. Utilizing the Company's established presence in China and Fusion's telecommunications franchise, the companies plan to expand the service offerings of the joint venture to include a fully integrated Internet protocol based network to provide voice and fax services. The joint venture agreement includes language that gives both parties the right of first refusal regarding projects in China within the scope of IP.TEL, LLC's business proposition.

     During May 1999, the Company formed a three-way alliance with Fusion and IXS.NET, a private IP fax service provider, to develop IP fax services Asia. The Company and Fusion agreed to make an equal convertible debt investment into IXS.NET and the Company has an option to acquire up to 50% of IXS.NET. The Company has invested $175,000 under a loan agreement to IXS.NET and expects to enter into an eighteen months convertible debt agreement shortly. The convertible debt agreement will allow for the Company to advance up to $575,000 over the eighteen months period, subject to certain terms and conditions. The business is in the process of starting up in Hebei Province. During the next quarter, the Company anticipates obtaining licenses to expand the service in Sichuan, Beijing, Tanjain and other provinces in China.

     With respect to the complaint related to the "Jacqueline B. Brandwynne vs. AVIC Group International, Inc., et al.", on June 18, 1999, the Company and Jacqueline B. Brandwynne have reached a settlement in principle of the legal proceedings. Subject to documentation and signing of the final agreement, the parties have agreed to release each other from all claims. The Company has agreed to pay Ms. Brandwynne $250,000 in AmTec Common Stock, which includes her claim for attorney's fees. A full provision for the settlement amount was made during the year ended March 31, 1999. While the management of the Company believes that these claims are without merit, and that there are valid defenses to each claim, management believes it is in the best interest of the Company to settle the litigation, eliminate any possible liability exposure, and avoid additional legal fees to defend the litigation.


                        INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

     We have audited the accompanying balance sheets of Hebei United Telecommunications Equipment Co., Ltd. as of December 31, 1998 and 1997 and the related statements of operations, investors' equity and cash flows for the year ended December 31, 1998 and the period April 29, 1997
(commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Hebei United
Telecommunications Equipment Co., Ltd. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the year ended December 31, 1998 and the period April 29, 1997 (commencement of operations) to December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.


Deloitte Touche Tohmatsu
Beijing, People's Republic of China
June 1, 1999




            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997

                                                 December 31, 1998      December 31, 1997
                                                ------------------      ----------------
                                                     RMB                   RMB
Assets
Current Assets:
     Cash and cash equivalents                          16,232,535            39,500,312
     Other receivables                                   6,169,000             1,102,753
                                                ------------------      ----------------
Total current assets                                    22,401,535            40,603,065

Property and equipment, net                                389,305               493,430

Investments in a Joint Venture                                  --             4,383,750
                                                ------------------      ----------------

Total Assets                                            22,790,840            45,480,245
                                                ==================      ================

Liabilities and Investors' Equity

Current Liabilities:
     Amount due to an investor                          12,656,909            30,808,631
     Other payables                                         50,340                32,925
                                                ------------------      ----------------

Total current liabilities                               12,707,249            30,841,556
                                                ------------------      ----------------

Total Liabilities                                       12,707,249            30,841,556
                                                ------------------      ----------------




Commitments and Contingencies

Investors' Equity:
     Capital contribution                               24,923,218            24,923,218
     Accumulated deficit                              (14,839,627)          (10,284,529)
                                                ------------------      ----------------

Total Investors' Equity                                 10,083,591            14,638,689
                                                ------------------      ----------------
Total Liabilities and Investors' Equity                 22,790,840            45,480,245
                                                ==================      ================

See notes to financial statements



            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE PERIOD
APRIL 29, 1997 (COMMENCEMENT OF OPERATIONS)
TO DECEMBER 31, 1997

                                                                       April 29, 1997
                                                       Year ended     (commencement of
                                                      December 31,      operations) to
                                                         1998          December 31, 1997
                                                    ---------------    -----------------
                                                          RMB                RMB
General and administrative expenses                     (1,508,326)          (758,658)

Other (expense) income:
Operation set up expense                                        --         (2,000,000)
Share of losses of investment in Joint Venture          (4,383,750)        (8,347,533)
Exchange loss                                                   --            (24,680)
Interest income                                          1,336,978            846,342
                                                   ---------------       ------------
Net loss                                                (4,555,098)       (10,284,529)
                                                   ===============       ============

See notes to financial statements

            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

STATEMENTS OF INVESTORS' EQUITY
DECEMBER 31, 1998 AND 1997

                                              Capital             Accumulated             Total
                                            Contribution            Deficit
                                         ------------------   -------------------   ------------------
                                                RMB                   RMB                  RMB
Balance, April 29, 1997                                  --                    --                   --

Capital contribution                             24,923,218                    --           24,923,218
Net loss                                                 --          (10,284,529)          (10,284,529)
                                         ------------------   -------------------   ------------------

Balance, December 31, 1997                       24,923,218          (10,284,529)           14,638,689

Net loss                                                 --           (4,555,098)           (4,555,098)


Balance, December 31, 1998                       24,923,218          (14,839,627)           10,083,591
                                         ==================   ===================   ==================

See notes to financial statements



            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE PERIOD
APRIL 29, 1997 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1997

                                                                                            April 29, 1997
                                                                                           (commencement of
                                                                      Year ended            operations) to
                                                                  December 31, 1998        December 31, 1997
                                                                ----------------------     -----------------
                                                                       RMB                       RMB
Cash flows from operating activities:
   Net loss                                                            (4,555,098)            (10,284,529)
   Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation                                                            95,981                  37,928
   Loss on disposal of equipment                                           10,944                      --
   Equity in losses of investment in Joint Venture                      4,383,750               8,347,533
   Changes in assets and liabilities:
   Other receivables                                                   (5,066,247)             (1,102,753)
     Amount due to an investor                                        (18,151,722)             30,808,631
     Other payables                                                        17,415                  32,925
                                                                     -------------          --------------
Net cash (used in) provided by operating activities                   (23,264,977)             27,839,735
                                                                     -------------          --------------

Cash flows from investing activities:
   Additions of property and equipment                                     (2,800)               (531,358)
                                                                     -------------          --------------
Net cash used in investing activities                                      (2,800)               (531,358)
                                                                     -------------          --------------

Cash flow from financing activities:
   Capital contribution                                                        --              12,191,935
                                                                     ------------           -------------
Net cash provided by financing activities                                      --              12,191,935
                                                                     ------------           -------------

Net (decrease) increase in cash and cash equivalents                  (23,267,777)             39,500,312
Cash and cash equivalents, beginning of period                         39,500,312                      --
                                                                     -------------           ------------

Cash and cash equivalents, end of period                               16,232,535              39,500,312
                                                                     ============            ============

NON-CASH TRANSACTIONS:

         During the period ended December 31, 1997, DEVELOPMENT CO. and CATCH contributed their interest in a Joint Venture valued at RMB
12,731,283 into the Company as capital contribution.

         See notes to financial statements.



            HEBEI UNITED TELECOMMUNICATIONS EQUIPMENT CO., LTD.

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE PERIOD APRIL 29, 1997 (COMMENCEMENT
OF OPERATIONS) TO DECEMBER 31, 1997

1.       ORGANIZATION

         Hebei United Telecommunications Equipment Co., Ltd ("the Company") was established on April 29, 1997 as a limited liability joint venture company in the People's Republic of China ("PRC"). The period of operation is twenty years. The registered capital of the Company was US$3 million, of which 60.8% (US$ 1.824 million) was contributed by AmTec, Inc. (formerly known as AVIC Group International, Inc.), 9.2% (US$ 276,000) by CATCH Telecommunication Co., Ltd. (the "CATCH") and 30% (US$ 900,000) by Hebei United Telecommunications Development Co., Ltd. (the "DEVELOPMENT CO."). On November 7, 1997, CATCH agreed to transfer its interest in the Company to AmTec, Inc. Subsequent to the transfer (which occurred after December 31,
1997), AmTec, Inc. owns 70% (US$ 2.1 million) and DEVELOPMENT CO. owns 30% (US$900,000) of the Company's registered capital. The Company's major activity to date is an investment in a Chinese joint venture which is mainly engaged in the development and construction of telecommunication systems, and providing related technical consulting and repair services.

2.       BASIS OF PREPARATION OF FINANCIAL STATEMENTS

         The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Company, which are required to be prepared in accordance with the accounting principles and relevant financial regulations as established by the Ministry of Finance of the PRC.

         The principal adjustments made to conform the statutory financial statements of the Company to US GAAP included the following:

          o Adjustment to write off organization and operation set up expenses.

          o    Adjustment to write off exchange loss.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The principal accounting policies which have been adopted in preparing the financial statements set out in this report, and which conform with accounting principles generally accepted in the United States of America are as follows:

         Cash and cash equivalents. Cash and cash equivalents include cash on hand, demand deposits and highly liquid instruments with a maturity of three months or less at the time of purchase.

Property and equipment. Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method to write off the cost of property and equipment, net of the estimated residual value of 10% of cost, over their estimated useful lives as follows:


     Furniture, fixture and  equipment                   5 years
     Motor vehicles                                      5 years


         Long lived assets. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The impairment loss, if determined, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

         Investment in Joint Venture. Hebei Equipment owns 51% of Hebei United Telecommunications Engineering Company, Ltd. ("Hebei Engineering"). Hebei Equipment accounts for its investment using equity method of accounting as minority shareholders of Hebei Engineering have substantive participating rights under the joint venture contracts. Under the equity method, the investment is carried at cost of acquisition, plus the Company's equity in undistributed earnings or losses since acquisition. Equity in the losses of the unconsolidated subsidiary is recognized according to the Company's percentage ownership in the unconsolidated subsidiary until the Company contributed capital has been fully depleted.

         Income tax. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

         Foreign currency translation. The Company's financial statements are prepared using Renminbi as the reporting currency. Foreign currency transactions are translated at the rates ruling on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the rates ruling on the balance sheet date. Exchange gains and losses are reported in the statement of operation.

         Comprehensive Income. Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" establishes new rules for reporting and display of comprehensive income and its components. The Company has no items of other comprehensive income and the net loss reported in the statement of operations is equivalent to the total comprehensive loss.

         Segments of an Enterprise and Related Information. SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the corresponding amounts in the general purpose financial statements. The Company adopted FASB 131 during the year and since the Company only invested in the Hebei Engineering, no other reportable segments were reported in the financial statements.

         Concentration of credit risk. Financial instruments that potentially subject the Company to concentrations of credit risk consists principally of temporary cash investments. The Company places its temporary cash investments with various financial institutions in the PRC. The Company believes that no significant credit risk exists as these investments are made with high-credit, quality financial institutions.

         Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosures of contingent assets and liabilities in the financial statements and recorded amounts of revenue and expenses during the period. Actual results could differ from these estimates.

         Fair value of financial instrument. The carrying values of cash and cash equivalents, other receivables, other payables, and amount due to an investor approximate fair value because of the short maturity of these instruments.

         New accounting standard not yet adopted. The Financial Accounting Standards Board has issued a new standard SFAS No. 133, "Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 1999. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not yet adopted this standard.

4.       OPERATION SET UP EXPENSE

         Amount represents payment to CATCH for services provided in connection with the formation of the Company.

5.       INCOME TAX

         The statutory income tax rate of the Company is 33%. There is no provision for the income taxes during the year ended December 31, 1998 and the period from April 29, 1997 (commencement of operations) to December 31, 1997 as the Company incurred losses during the relevant periods.

         Deferred tax assets of RMB695,754 and RMB639,209 existed as at the end of 1998 and 1997, respectively, arising from a temporary difference. A valuation allowance has been established for the full amount of the deferred tax assets since it is considered more likely than not that all of the deferred assets will not be realized.

         Deferred tax assets are composed of the following:


                                              December 31,
                                  -------------------------------------
                                       1998                  1997
                                  ---------------      ----------------
                                        RMB                  RMB
Operation set up expense                  660,000               660,000
Organization expenses                      20,948              (60,980)
Exchange gain/loss                          8,144                 8,144
Other                                       6,662                32,045
Valuation allowance                      (695,754)             (639,209)
                                  ---------------      ----------------
                                             --                   --
                                  ===============      ================


6.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:


                                           DECEMBER 31,         DECEMBER 31,
                                               1998                 1997
                                        -------------------    --------------
                                                RMB                  RMB
At cost:
Furniture, fixtures and equipment                   222,358           233,958
Motor vehicles                                      297,400           297,400
                                        -------------------    --------------
                                                    519,758           531,358
Less: Accumulated depreciation                      130,453            37,928
                                        -------------------    --------------
                                                    389,305           493,430
                                        ===================    ==============

         All assets are located in the PRC.

7.       INVESTMENT IN A JOINT VENTURE

         The Company holds a 51% interest in Hebei Engineering, which is developing GSM networks in the ten largest cities in Hebei Province, PRC. Nippon Telegraph and Telephone International, Inc. ("NTTI") and Itochu Corporation hold the remaining 49% interest in Hebei Engineering.

         The Company's investment in the joint venture were accounted for by the equity method of accounting because minority shareholders of Hebei Engineering have substantive participating rights under the provision of the Joint Venture contracts.(See Note 3)


                               DECEMBER 31,            DECEMBER 31,
                                   1998                    1997
                            ------------------      -------------------
                                   RMB                      RMB
Cost                                12,731,283               12,731,283
Less: Share of losses              (12,731,283)              (8,347,533)
                            ------------------      --------------------

                                          --                  4,383,750
                            ==================      ===================

         Hebei Engineering is a Sino-foreign equity joint venture established on January 31, 1996 in the PRC. The period of operation is twenty-five years. The registered capital of the Company is US$ 3 million. The Company is mainly engaged in the development and construction of telecommunication systems, and providing related technical consulting services.

The summarized balance sheet of Hebei Engineering as of December 31, 1998 and 1997 and its statement of operations for the years ended December 31, 1998 and the period April 29, 1997 (commencement of operations) to December 31, 1997 are as follows:


BALANCE SHEET

                                                                     DECEMBER 31,                    DECEMBER 31,
                                                                         1998                            1997
                                                                 ---------------------           ---------------------
                                                                          RMB                             RMB
Assets
Current Assets:                                                             31,169,950                      30,233,253
Other assets                                                                 5,336,274                       5,840,362
Investment in GSM networks                                                 240,385,622                     235,635,325
                                                                 ---------------------           ---------------------
Total Assets                                                               276,891,846                     271,708,940
                                                                 =====================           =====================

Liabilities and Investors' (Deficit) Equity
Current liabilities                                                         44,701,454                      85,938,393
Long-term Liabilities:                                                     237,826,398                     177,052,277
                                                                 ---------------------           ---------------------
Total Liabilities                                                          282,527,852                     262,990,670
                                                                 ---------------------           ---------------------

Investors' (deficit) equity:                                                (5,636,006)                      8,718,270
                                                                 ---------------------           ---------------------
Total Liabilities and Investors'(deficit) equity                           276,891,846                     271,708,940
                                                                 =====================           =====================

STATEMENT OF OPERATIONS
                                                                      YEAR ENDED                      YEAR ENDED
                                                                     DECEMBER 31,                    DECEMBER 31,
                                                                         1998                            1997
                                                                 ---------------------           ---------------------
                                                                          RMB                             RMB
Net revenue from GSM networks                                               6,488,482                        1,706,499
Total expenses                                                            (22,726,394)                     (20,348,240)
                                                                 ---------------------           ---------------------
Net loss from operations                                                  (16,237,912)                     (18,641,741)
Total other income, net                                                     1,883,636                        2,274,029
                                                                 ---------------------           ---------------------
Net loss                                                                  (14,354,276)                     (16,367,712)
                                                                 =====================           =====================

8.       AMOUNT DUE TO AN INVESTOR

         The amount represents funds advanced to the Company by AmTec, Inc. These amounts are payable on demand and bear no interest.

9.       CAPITAL CONTRIBUTION


                                          DECEMBER 31, 1998 AND 1997
                                   -----------------------------------------
                                       OWNERSHIP                  RMB
                                   -----------------       -----------------
CAPITAL CONTRIBUTED BY:
DEVELOPMENT CO.                                  30%               7,480,150
AmTec Inc.                                       70%              17,443,068
                                   -----------------       -----------------

                                                100%              24,923,218
                                   =================       =================


10.      COMMITMENTS

         The Company leases certain buildings under operating leases, which expire through March 1999. Rental expense under operating leases was RMB 100,128 and RMB 62,580 in 1998 and 1997 respectively.

         The aggregate annual minimum operating lease commitments under all non-cancellable leases at December 31, 1998 is RMB 16,700 for a lease expiring during the fiscal year 1999.

11.      RETIREMENT BENEFITS

         The Company's employees are entitled to a retirement pension calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to these retired employees. The Company is required to make contributions to the state retirement plan at rates ranging from 18% to 20% of the adjusted monthly basic salaries of the current employees. The expense of such arrangements to the Company was insignificant for the periods presented. The Company is not obligated under any other post-retirement plans and post-employment benefits are not material.


                        INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

         We have audited the accompanying balance sheets of Hebei United Telecommunications Engineering Co., Ltd. as of December 31, 1998 and 1997 and the related statements of operations, investors' equity and cash flows for the years ended December 31, 1998 and 1997 and the period from January 31, 1996 (commencement of operations) to December 31,1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements present fairly, in all material respects, the financial position of Hebei United Telecommunications Engineering Co., Ltd. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the year ended December 31, 1998, 1997 and the period from January 31, 1996 (commencement of operations) to December 31, 1996 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital that rises substantial doubt about the ability to continue as a going concern. Management's explanations in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.




Deloitte Touche Tohmatsu
Beijing, People's Republic of China
June 1, 1999




                               HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997

                                                                           DECEMBER 31
                                                               ------------------------------------
                                                                     1998                1997
                                                               ----------------    ----------------
                                                                     RMB                 RMB
Current Assets:
      Cash and cash equivalents                                      23,869,946          29,278,905
      Accounts receivable                                             6,829,981                   -
      Other receivables                                                 470,023             954,348
                                                               ----------------     ---------------
Total current assets                                                 31,169,950          30,233,253

Property and equipment, net                                           5,273,129           5,783,117

Deferred assets                                                          63,145              57,245

Investment in GSM networks, net                                     240,385,622         235,635,325
                                                               ----------------    ----------------


Total Assets                                                        276,891,846         271,708,940
                                                               ================    ================

Liabilities and Investors' Equity (Deficiency)

Current Liabilities:
      Amount due to investors                                           844,392             997,597
      Other payables                                                 10,675,770          84,888,076
      Accrued expenses                                                   66,492              52,720
      Long-term loan due within 1 year                               33,114,800                  --
                                                               ----------------    ----------------
Total current liabilities                                            44,701,454          85,938,393
                                                               ----------------    ----------------

Long-term Liabilities:
      Long-term loans                                               230,313,434         165,816,800
      Other payables                                                  7,512,964          11,235,477
                                                               ----------------    ----------------
                                                                    237,826,398         177,052,277
Total Liabilities                                                   282,527,852         262,990,670
                                                               ----------------    ----------------

Commitments and Contingencies Investors' equity (deficit):
      Capital contribution                                           24,963,300          24,963,300
      Capital reserve                                                    (4,800)             (4,800)
      Accumulated deficit                                           (30,594,506)        (16,240,230)
                                                               ----------------    -----------------
Total investors' (deficit) equity                                    (5,636,006)          8,718,270
                                                               ----------------    ----------------

Total Liabilities and Investors' (Deficit) Equity                   276,891,846         271,708,940
                                                               ================    ================

See notes to financial statements



           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1997 AND THE PERIOD JANUARY 31, 1996
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                                                                                 JANUARY 31, 1996
                                                                                                  (COMMENCEMENT
                                                        YEAR ENDED            YEAR ENDED          OF OPERATIONS)
                                                       DECEMBER 31,          DECEMBER 31,          DECEMBER 31,
                                                           1998                  1997                  1996
                                                   --------------------  --------------------  --------------------
                                                           RMB                   RMB                   RMB
Net revenue from GSM networks                                6,488,482             1,706,499                    --
                                                   --------------------  --------------------  --------------------

Expenses:
General and administrative expenses                         (2,694,259)           (2,222,446)            (1,340,568)
Amortization of GSM networks                               (20,032,135)          (18,125,794)                    --
                                                   --------------------   -------------------  ---------------------

Total expenses                                             (22,726,394)          (20,348,240)            (1,340,568)
                                                   --------------------  --------------------  --------------------

Net loss from operations                                   (16,237,912)          (18,641,741)            (1,340,568)
                                                   --------------------  --------------------  --------------------

Other income (expense) :
Rental income, net                                              461,784               736,965               352,724
Other income, net                                                    --               250,000                    --
Interest income                                               1,266,668             1,328,727             1,277,390
Exchange (gain) loss                                            233,713               (41,663)             (162,064)
Interest expense                                                (78,529)                  --                    --
                                                   --------------------- --------------------  --------------------
Total other income (expense)                                  1,883,636             2,274,029             1,468,050
                                                   --------------------  --------------------  --------------------

Net (loss) income                                           (14,354,276)          (16,367,712)              127,482
                                                   ====================  ====================  ====================

See notes to financial statements

           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

STATEMENTS OF INVESTORS' EQUITY/ (DEFICIT)
DECEMBER 31, 1998, 1997 AND 1996

                                                                                   RETAINED
                                                                                    EARNING/
                                                       CAPITAL         CAPITAL     (ACCUMULATED
                                                     CONTRIBUTION      RESERVE        DEFICIT)         TOTAL
                                                     -------------   -------------  -------------  ----------------
                                                          RMB             RMB            RMB              RMB
Balance, January 31, 1996                                       --             --                --               --

Capital contribution                                    24,963,300             --                --        24,963,300

Exchange difference on capital contribution                     --         (4,800)               --            (4,800)
Net income                                                      --             --           127,482           127,482
                                                     -------------    ------------   --------------     -------------
Balance, December 31, 1996                              24,963,300         (4,800)          127,482        25,085,982

Net loss                                                        --             --       (16,367,712)      (16,367,712)
                                                     -------------   -------------   ---------------    --------------

Balance, December 31, 1997                              24,963,300         (4,800)      (16,240,230)        8,718,270

Net loss                                                        --             --       (14,354,276)      (14,354,276)
                                                     -------------    ------------    --------------     -------------
Balance, December 31, 1998                              24,963,300         (4,800)      (30,594,506)       (5,636,006)
                                                     =============    ============    ==============     =============

See notes to financial statements




           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED
DECEMBER 31, 1997 AND THE PERIOD FROM JANUARY 31, 1996
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996

                                                                                                 JANUARY 31, 1996
                                                                                                   (COMMENCEMENT
                                                                               YEAR ENDED         OF OPERATIONS)
                                                          YEAR ENDED          DECEMBER 31,          DECEMBER 31,
                                                      DECEMBER 31, 1998           1997                 1996
                                                     --------------------  -------------------  -------------------
                                                             RMB                   RMB                  RMB
 Cash flows from operating activities:
  Net (loss) income                                          (14,354,276)         (16,367,712)              127,482
  Adjustments to reconcile net (loss) income
  to net cash provided by operating activities:
    Loss on disposals of equipment                                 6,043                9,407                   --
    Depreciation                                                 501,745              358,278               119,003
    Amortization of investment in GSM networks                20,032,135           18,125,794                   --
  Changes in assets and liabilities:
    Accounts receivable                                       (6,829,981)                  --                   --
    Other receivables                                            484,325             (869,654)              (84,694)
    Other payables                                               364,203              369,218               324,892
    Accrued expenses                                              13,772               28,160                24,560
                                                     --------------------  -------------------  -------------------
Net cash provided by operating activities                        217,966            1,653,491               511,243
                                                     --------------------  -------------------  -------------------

Cash flows from investing activities:
  Short-term investment                                               --              270,300              (270,300)
  Additions of property and equipment                                 --           (3,113,736)           (3,156,070)
  Proceeds from disposal of equipment                              2,200                   --                    --
  Investment in GSM networks                                (103,234,659)         (69,144,541)          (88,189,538)
  Others                                                          (5,900)              (8,500)              (48,744)
                                                     --------------------  -------------------  -------------------
Net cash used in investing activities                       (103,238,359)         (71,996,477)          (91,664,652)
                                                     --------------------  -------------------  -------------------

Cash flow from financing activities:
  Proceeds from loans                                         107,211,434           66,238,400          161,997,650
  Repayment of loans                                           (9,600,000)                  --          (62,419,250)
  Capital contribution                                                 --                   --           24,958,500
                                                      --------------------   -----------------    ------------------
Net Cash provided by investing activities                      97,611,434           66,238,400          124,536,900
                                                      --------------------   -----------------    ------------------

(Decrease) increase in cash and cash equivalents               (5,408,959)          (4,104,586)          33,383,491
Cash and cash equivalents, beginning of period                 29,278,905           33,383,491                   --
                                                     --------------------  -------------------  -------------------

Cash and cash equivalents, end of period                       23,869,946           29,278,905           33,383,491
                                                     ====================  ===================  ===================

Supplemental disclosures of cash flows information:
Interest paid                                                  20,602,968            8,144,426                   --
                                                     ====================  ===================  ===================

See notes to financial statements.

           HEBEI UNITED TELECOMMUNICATIONS ENGINEERING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

1.       GENERAL

         Hebei United Telecommunications Engineering Co., Ltd (the "Company") was established on January 31, 1996 as a limited liability joint venture company in the People's Republic of China ("PRC"). The period of operation is twenty-five years. The registered capital of the Company is US$3 million, of which 51% (US$1.53 million) was contributed by Hebei United Telecommunications Equipment Co., Ltd. ("Hebei Equipment"), and 49% (US$ 1.47 million) by NTT International Corporation ("NTT"). On October 18, 1996, NTT agreed to transfer 19.6% of the capital in the Company to Itochu Corporation ("ITOCHU") with effect from December 27, 1996. Subsequent to the transfer, Hebei Equipment owns 51% (US$1.53 million), NTT owns 29.4% (US$882,000) and ITOCHU owns 19.6% (US$588,000) of the Company's registered capital. The Company is mainly engaged in developing and assisting in construction of telecommunication systems, and providing related technical consulting services.

         The Company has invested approximately RMB 253 million in the construction of GSM telecommunications networks (the "GSM networks") in Hebei Province of the PRC. The GSM networks are being built pursuant to a 15-year Project Cooperation Contract with China United Communications Company ("UNICOM"), the operator of the GSM Networks. Terms of the contract include the following:

         Initially, UNICOM will own 30% of the assets while the Company will own 70% of the assets. Both parties agreed to distribute the profit according to the "Distributable Cash Flow" (as defined) with 22% going to UNICOM and 78% going to the Company. Each year, the Company will transfer ownership of assets to UNICOM equal in value to the Distributable Cash Flow received up to 60% of the assets. The maximum amount of assets transferred will not exceed 90% of the assets until termination of the Project Cooperation Contract.. Upon the termination of the contract the remaining 10% of the network assets shall be assigned to UNICOM without any further consideration. The Company will continue to receive 78% of the Distributable Cash Flow after transfer of all the assets for the remainder of the 15-year period.

         Under PRC law, foreign investment enterprises, such as the Company, are not permitted to own or operate telecommunications networks. Substantially all of the Company's revenues are derived from contractual arrangements for the sharing of cash flow from network operations rather than from ownership or operation of the networks. The Company has recorded its investment (GSM Construction Costs) at cost and is amortizing it over the remaining life of the project. Income from the GSM networks is recognized at the time when the Company can estimate or calculate the portion of its Distributable Cash Flow from the network. UNICOM commenced operation of the GSM networks in February 1997.

2.       BASIS OF PREPARATION OF FINANCIAL STATEMENTS

         The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Company, which are required to be prepared in accordance with the accounting principles and relevant financial regulations as established by the Ministry of Finance of the PRC.

         The principal adjustments made to conform the statutory financial statements of the Company to US GAAP mainly included the following:

        o         Adjustment to write off organization expenses.

        o         Adjustment to write off exchange loss.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The principal accounting policies which have been adopted in preparing the financial statements set out in this report, and which conform with accounting principles generally accepted in the United States of America are as follows:

         Cash and cash equivalents. Cash and cash equivalents include cash on hand, demand deposits and highly liquid instruments with a maturity of three months or less at the time of purchase.

         Property and equipment. Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method to write off the cost of property and equipment, net of the estimated residual value of 10% of cost, over their estimated useful lives as follows:


Land and buildings                         20 years
Furniture, fixtures and equipment          5 years
Motor vehicles                             5 years

         Long lived assets. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The impairment loss, if determined, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

         Investment in GSM networks. Investment in GSM networks is stated at cost less accumulated amortization. The investment in GSM networks is amortized on a straight-line basis over the remaining life of the Project Cooperation Contract between the Company and UNICOM.

         Capitalization of borrowing costs. Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, i.e. assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalized as part of the cost of those assets. Capitalization of such borrowing costs ceases when the assets are substantially ready for their intended use or sale. Interest capitalized at December 31, 1998 and 1997 was RMB20,524,439 and RMB8,144,426, respectively.

         Revenue recognition. Revenue related to the GSM networks is recognized at the time when the Company can estimate or calculate the portion of its distributable cash flow from the network.

         Income tax. Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

         Foreign currency translation. The Company's financial statements are prepared using Renminbi as the reporting currency. Foreign currency transactions are translated at the rates ruling on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the rates ruling on the balance sheet date. Exchange gains and losses are taken to the statement of operations.

         Fair value of financial instruments. The carrying values of cash and cash equivalents, short-term investments, accounts receivable, other receivables, other payables, and amount due to investors approximate fair value because of the short maturity of these instruments.

         Concentration of credit risk. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.

         The Company places its temporary cash investments with various financial institutions in the PRC. The Company believes that no significant credit risk exists as these investments are made with high-credit, quality financial institutions.

         The Company's account receivable represents revenue from GSM networks due from UNICOM, the operator of the GSM networks. The Company believes that no significant credit risk exists, as UNICOM is a high-credit PRC state-owned enterprise.

         Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosures of contingent assets and liabilities in the financial statements and recorded amounts of revenue and expenses during the period. Actual results could differ from these estimates.

         Comprehensive Income. Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" establishes new rules for reporting and display of comprehensive income and its components. The Company has no items of other comprehensive income and the net loss reported in the statement of operations is equivalent to the total comprehensive loss.

         Segments of an Enterprise and Related Information. In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement requires the reporting of profit and loss, specific revenue and expense items, and assets for reportable segments. It also requires the reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments, in each case to the corresponding amounts in the general purpose financial statements. The Company adopted FASB 131 during the year and since the Company only invested in the GSM networks, no other reportable segments were reported in the financial statements.

         New accounting standard not yet adopted. The Financial Accounting Standards Board has issued a new standard SFAS No. 133 "Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 1999. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not adopted this standard.

4.       INCOME TAX

         The statutory income tax rate of the Company is 33%. There is no provision for income taxes during the year ended December 31, 1998, 1997 and the period from January 31, 1996 (commencement of operations) to December 31, 1996 as the Company did not have any assessable income for the relevant periods.

         No provision for deferred taxation has been made in the financial statements for the period from January 31, 1996 (commencement of operations) to December 31, 1996 as no significant temporary differences arose during period and no significant deferred tax assets and liabilities existed at the relevant balance sheet date.

         Deferred tax assets of RMB10,096,188 and RMB5,359,276 existed as at the end of 1998 and 1997 arising from temporary differences. A valuation allowance has been established for the full amount of the deferred tax assets since it is considered more likely than not that all of the deferred assets will not be realized.

         Deferred tax assets are composed of the following:

                                                                                DECEMBER 31,
                                                               -----------------------------------------------
                                                                       1998                       1997
                                                               ---------------------      --------------------
                                                                                 RMB                       RMB
Amortization of GSM networks                                              12,592,117                 5,981,512
Organization expense                                                         218,310                 (126,321)
Exchange (gain)loss                                                           (9,895)                  67,230
GSM networks revenue                                                      (2,704,344)                (563,145)
Valuation allowance                                                      (10,096,188)              (5,359,276)
                                                               ---------------------      --------------------
                                                                                 --                        --
                                                               =====================      ====================

5.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                                               DECEMBER 31,
                                                              ----------------------------------------------
                                                                      1998                     1997
                                                              ---------------------    ---------------------
                                                                                RMB                      RMB
AT COST:
Land and buildings                                                        4,629,909                4,629,909
Furniture, fixtures and equipment                                           641,751                  656,751
Motor vehicles                                                              973,738                  973,738
                                                              ---------------------    ---------------------
                                                                          6,245,398                6,260,398
Less: accumulated depreciation                                             (972,269)                (477,281)
                                                              ---------------------    ---------------------
                                                                          5,273,129                5,783,117
                                                              =====================    =====================
         All assets are located in the PRC.

6.       INVESTMENT IN GSM NETWORKS

                                                                               DECEMBER 31,
                                                              ----------------------------------------------
                                                                      1998                     1997
                                                              ---------------------    ---------------------
                                                                                RMB                      RMB
Cost of investment                                                      278,543,551              253,761,119
Less: accumulated amortization                                          (38,157,929)             (18,125,794)
                                                              ---------------------    ---------------------
                                                                        240,385,622              235,635,325
                                                              =====================    =====================

         The investment represents the investment in a GSM telecommunication networks in Hebei Province, PRC. The GSM networks were built pursuant to a 15-year agreement with UNICOM commencing in February 1996. UNICOM commenced operation of the GSM networks in February 1997. The investment is being amortized on a straight-line basis over the remaining 13-year life of the agreement commencing from the operation of the networks.

7.       RELATED PARTY TRANSACTIONS


                                                     DECEMBER 31,
                                           ---------------------------------
COMPANY NAME                                     1998               1997
-----------------------------------        --------------     --------------
                                                  RMB                RMB
Amount due to NTT                                 512,300            729,014
Amount due to ITOCHU                              332,092            268,583
                                           --------------    ---------------
         Total                                    844,392            997,597
                                           ==============    ===============

         Guarantee fees paid and payable to NTT and ITOCHU are as follows:


                                                   YEAR ENDED DECEMBER 31,
                                           ---------------------------------
COMPANY NAME                                    1998                 1997
-----------------------------------        --------------    ---------------
                                                      RMB             RMB
Amount paid and payable to NTT                  1,541,283          2,167,260
Amount paid and payable to ITOCHU                 755,081            467,482
                                           --------------     --------------
         Total                                  2,296,364          2,634,742
                                           ==============     ==============

8.       OTHER PAYABLES

         The Company has acquired a digital microwave system and a GSM mobile phone system under deferred payment terms with the final installment payable in 2001 and 1998, respectively. The liabilities are guaranteed by NTT at December 31, 1998 and are payable as follows:


                                                                           RMB
LIABILITIES PAYABLE:
1998                                                                        --
1999                                                                 3,756,482
2000                                                                 3,756,482
2001                                                                 3,756,482
                                                                    -----------
                                                                    11,269,446
Less: Liabilities due within one year (included in other payables)   3,756,482
                                                                    -----------
Long-term payables                                                   7,512,964
                                                                    ===========


9.       LONG-TERM LOANS

Scheduled repayments for the long-term loans are as follows:


                                                           DECEMBER 31,
                                                               1998
                                                          --------------
                                                                     RMB
LIABILITIES PAYABLE:
1999                                                          33,114,800
2000                                                          66,229,600
2001                                                          98,218,496
2002                                                          43,281,044
2003                                                          22,584,294
                                                         ----------------
                                                             263,428,234
Less: Liabilities due within one year                         33,114,800
                                                         ----------------
                                                             230,313,434
                                                         ===============

         On August 5, 1996, the Company was granted a long-term loan facility of US$ 20,000,000 by the Bank of Tokyo-Mitsubishi, Ltd. Beijing Branch at an annual interest rate of 6.82%. The Company has utilized US$20,000,000 (RMB165,574,000). Interest shall be paid on the outstanding balance six months after the date of the agreement, every six months thereafter, and at maturity.

         On July 10, 1998, the Company was granted a long-term loan facility of US$5,000,000 by the Bank of Tokyo-Mitsubishi, Ltd. Beijing Branch at an annual interest equal to the bank's funding rate plus 0.625%.

The Company has utilized US$ 5,000,000 (RMB 41,393,500 ) as of December 31, 1998. Interest shall be paid on the outstanding balance on February 5, 1999, every six months thereafter, and at maturity.

         On September 30, 1998, the Company was granted a long-term loan facility of US$6,820,000 by the Bank of Tokyo-Mitsubishi, Ltd. Beijing Branch at an annual interest equal to the bank's funding rate plus 0.75%. The Company has utilized US$ 6,820,000 (RMB 56,460,824 ) as of December 31, 1998. Interest shall be paid on the outstanding balance on February 5, 1999, every six months thereafter, and at maturity.

         All the obligations of the Company under the above agreements are guaranteed 60% by NTT and 40% by Itochu.

10.      CAPITAL CONTRIBUTION


                                          DECEMBER 31, 1998 AND 1997
                                     ---------------------------------------
                                      OWNERSHIP                  RMB
                                     ---------------      ------------------
CAPITAL CONTRIBUTED BY:
EQUIPMENT CO.                                 51.00%              12,731,283
NTT                                           29.40%               7,339,210
Itochu                                        19.60%               4,892,807
                                     --------------       ------------------
                                                100%              24,963,300
                                     ===============      ==================


11.      COMMITMENTS

         The Company leases certain buildings under operating leases, which expire through March 1999. Rental expense under these operating leases was both RMB 319,200 for the years 1998 and 1997.

         The aggregate annual minimum operating lease commitments under all non-cancellable leases at December 31, 1998 is RMB 79,800 for a lease expiring during the fiscal year 1999.

         The Company has entered into a Project Cooperation Agreement with UNICOM relating to the construction of a telecommunication network in Hebei Province, PRC. The total estimated investment under the terms of this agreement is RMB320 million for the first phase and RMB279 million has been incurred up to December 31, 1998. The term of this agreement is fifteen years.

12.      EMPLOYEE RETIREMENT BENEFITS AND POST-RETIREMENT BENEFIT

         The Company's employees are entitled to a retirement pension calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to these retired employees. The Company is required to make contributions to the state retirement plan at rates ranging from 18% to 20% of the adjusted monthly basic salaries of the current employees. The expense of such arrangements to the Company was immaterial in all the periods presented. The Company is not obligated under any other post-retirement plans and post-employment benefits are not material.

13.      FINANCIAL RESULTS AND LIQUIDITY

         The Company has incurred net losses of RMB14,354,276 and RMB16,367,712 in 1998 and 1997, respectively. As of December 31, 1998, the Company's total liabilities exceeded its total assets by RMB5,636,006, and its total current liabilities exceeded its total current assets by RMB13,531,504.

         The Company recognized net revenue of RMB6,488,482 and RMB1,706,499 in 1998 and 1997, respectively. Since the business operation of the Company highly depends on the operation of GSM network run by UNICOM, which has made substantial progress in broadening its subscribers bases and its position in the cellular market, the Company is expecting share of a larger distributable cash flow in the following years. The Company will also attempt to obtain additional financing to support its operation in the future if necessary.

AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


                                                                                                   DEC. 31, 1999
                                                                                                 ------------------
                                                                                                    (UNAUDITED)
Assets
Current Assets:
     Cash.....................................................................................   $          629,960
     Prepaid expenses and other current assets................................................               53,295
                                                                                                 ------------------
         Total current assets.................................................................              683,255

     Investments in and advances to unconsolidated subsidiary.................................            2,439,300
     Investments in affiliate.................................................................              631,453
     Property, plant and equipment, net.......................................................               62,226
     Loans receivable.........................................................................              575,000
     Office lease deposit and other assets....................................................               55,733
                                                                                                 ------------------
         Total assets.........................................................................   $        4,446,967
                                                                                                 ==================

Liabilities and Stockholders' Equity
Liabilities:
     Accounts payable.........................................................................   $          593,666
     Accrued expenses.........................................................................               25,034
     Loans payable............................................................................            1,125,050
                                                                                                 ------------------
Total current liabilities.....................................................................            1,743,750
                                                                                                 ------------------

Commitments and Contingencies

Stockholders' Equity:
     Preferred Stock: authorized 10,000,000 shares:
         Series E Convertible Preferred Stock: $.001 par value; 74 shares
         issued, 0 outstanding at  Dec. 31, 1999.............................................                    --

         Series G Convertible Preferred Stock: $.001 par value; 20
         shares issued and outstanding at Dec. 31, 1999 ......................................                    1

     Common Stock:  $.001 par value, authorized 100,000,000 shares;
         36,309,189 issued and outstanding at Dec. 31, 1999...................................               36,309

     Additional Paid-In Capital...............................................................           38,267,202
     Accumulated deficit......................................................................          (36,082,145)
     Warrants.................................................................................              481,850
                                                                                                 ------------------
Total Stockholders' Equity....................................................................            2,703,217
                                                                                                 ------------------

Total Liabilities & Stockholders' Equity......................................................   $        4,446,967
                                                                                                 ==================

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         (UNAUDITED)
                                                                                  NINE MONTHS ENDED DEC. 31
                                                                           ----------------------------------------
                                                                                  1999                  1998
                                                                           ------------------    ------------------
Revenues................................................................    $              --    $               --

Expenses
     General and administrative.........................................            2,402,917             2,849,742
                                                                           ------------------    ------------------

Loss from Operations....................................................           (2,402,917)           (2,849,742)
                                                                           ------------------    ------------------

Other Income (Expense):
     Amortization of stock options granted to non-employees.............                   --              (459,376)
     Other - net........................................................               46,435                37,304
                                                                           ------------------    ------------------
         Total other expense............................................               46,435              (422,072)
                                                                           ------------------    ------------------

Loss Before Equity in Income (Losses) of Unconsolidated Subsidiary and
Affiliate...............................................................           (2,356,482)           (3,271,814)

Equity in Losses of Affiliate...........................................             (171,730)                   --
Equity in Income from  (Losses of) Unconsolidated Subsidiary
  and Affiliate.........................................................              442,820            (1,412,881)
                                                                           ------------------    ------------------

Net Loss................................................................           (2,085,392)          (,4,684,695)

Preferred Stock Dividend................................................              350,262               614,051
                                                                           ------------------    ------------------

Loss Applicable to Common Shareholders..................................   $       (2,435,654)   $       (5,298,746)
                                                                           ==================    ==================



Basic Loss per Common Share.............................................   $            (0.07)   $            (0.20)
                                                                           ==================    ==================

Weighted Average Common Shares Outstanding..............................           32,924,478            26,458,488
                                                                           ==================    ==================

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 NINE MONTHS ENDED DEC. 31
                                                                         ------------------------------------------
                                                                                1999                   1998
                                                                         -------------------   --------------------
                                                                              UNAUDITED             UNAUDITED
Cash Flows from Operating Activities:
   Net loss                                                              $       (2,085,392)   $        (4,684,695)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
   Amortization of deferred option cost                                                  --                459,374
   Depreciation                                                                      34,200                 35,699
   Issuance of common stock for directors' fees                                      25,000                     --
   Equity in losses of affiliate                                                    171,730                     --
   Equity in  (income) losses of unconsolidated subsidiary                         (442,820)             1,458,765
   (Increase) decrease in:
   Prepaid expenses and other current assets                                        (14,490)                82,225
   Office lease deposit and other assets                                                 --                 55,186
   Increase (decrease) in:
   Accounts payable and accrued expenses                                             58,453               (222,796)
                                                                         -------------------   --------------------
   Net cash used in operating activities                                         (2,253,319)            (2,816,242)
                                                                         -------------------   --------------------

Cash Flows from Investing Activities:
   Sale (purchase) of property and equipment                                            500                (13,427)
   Loans receivable                                                                (575,000)                    --
   Investment in affiliate                                                         (803,183)                    --
                                                                         -------------------   --------------------
     Net cash used in investing activities                                       (1,377,683)               (13,427)
                                                                         -------------------   --------------------

Cash Flows from Financing Activities:
   Common stock buy back                                                            (88,633)              (321,606)
   Series E Preferred stock buy back                                                     --               (100,000)
   Repayment of advance form unconsolidated subsidiary                              500,000                     --
   Proceeds from loans payable                                                    1,125,050                     --
   Proceeds from exercise of employee stock options                                 631,404              2,191,986
                                                                         -------------------   --------------------
   Net cash provided by financing activities                                      2,167,821              1,770,380
                                                                         -------------------   --------------------

Net Decrease in Cash and Cash Equivalents                                        (1,463,181)            (1,059,289)
Cash and Cash Equivalents, Beginning of Period                                    2,093,141              2,134,662
                                                                         -------------------   --------------------
Cash and Cash Equivalents, End of Period                                 $          629,960   $          1,075,373
                                                                         ===================   ====================

See notes to consolidated financial statements.



AMTEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS


SUPPLEMENTAL CASH INFORMATION:

         No interest or income taxes were paid during the first nine months of fiscal 1999 or 1998.

NON CASH FINANCING ACTIVITIES:

         NINE MONTHS ENDED DECEMBER 31, 1999

         29.8 shares of Series E Convertible Preferred Stock were converted into 3,858,346 shares of common stock.

         A total of 180,000 shares of Common Stock were issued to officers of the Company as stock awards pursuant to their employment agreements. And a total of 20,000 shares of its Common Stock were issued to some of its directors as compensations.

         On June 18, 1999, the Company and Jacqueline B. Brandwynne reached a settlement in principle of the legal proceedings filed against the

Company on April 15, 1996. The Company has paid Ms. Brandwynne $250,000 in AmTec Common Stock, which includes her claim for attorney's fees. A total of 210,525 shares of Common Stock were issued to Ms. Brandwynne and her attorney in September 1999 pursuant to the settlement agreement.

         NINE MONTHS ENDED DECEMBER 31, 1998

         Shareholder loans payable of $1,452,553 and related accrued interest of $906,488 were credited to Additional paid-in capital

         34.9 shares of Series E Convertible Preferred Stock were converted into 4,776,188 shares of common stock (inclusive of conversions of preferred dividends).

         Warrants valued at $222,500 were cancelled and credited to Additional paid-in capital.

         The Company cancelled a Common Stock Investment Agreement, as permitted by the Agreement, with Promethean Investment Group on August 12, 1998. 1,019,465 shares previously held in escrow designated for issuance under terms of the agreement were cancelled.

         The option granted to the Hebei Provincial Government to acquire 3,000,000 shares of the Company's common stock at a price of $3.0625 per share was cancelled. Unamortized Deferred Option Cost valued at $918,751 was charged to Additional Paid in Capital.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The consolidated financial statements at December 31, 1999 are unaudited and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. All of the adjustments are of a normal recurring nature. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto together with management's discussion and analysis of financial condition and results of operations, contained in the Annual Report on Form 10-K/A filed by the Company on August 23, 1999 for the Company's fiscal year ended March 31, 1999. The results of operations for the nine months ended December 31, 1999 are not necessarily indicative of the results for the entire year ending March 31, 2000.

         Basis of Presentation - The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. Realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's existing investments developing profitable operations.

NOTE 2 - PRINCIPLES OF CONSOLIDATION AND EQUITY METHOD OF ACCOUNTING

         Consolidation - The consolidated financial statements include the Company's wholly- owned subsidiary, ITV Communications, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

         Equity Method of Accounting - The Company accounts for its subsidiary Hebei United Telecommunications Equipment Co., Ltd. and subsidiary ("Hebei Equipment") (a limited life Sino-foreign joint venture) using the equity method of accounting, as minority shareholders of Hebei Equipment have substantive participating rights under the joint venture contract. The Company reports its investment in Hebei Equipment under the caption "Investment in and advances to unconsolidated subsidiary". Under the equity method, the investment is carried at cost of acquisition, plus the Company's equity in undistributed earnings or losses since acquisition. Equity in the losses of the unconsolidated subsidiary is recognized according to the Company's percentage ownership in the unconsolidated subsidiary until the Company's contributed capital has been fully depleted. Reserves are provided where management determines that the investment or equity in earnings is not realizable. The Company has used its ownership percentage of 70% for purposes of calculating the share of earnings of its unconsolidated subsidiary, Hebei Equipment. Hebei Equipment owns 51% of Hebei United Telecommunications Engineering Company, Ltd. ("Hebei Engineering"). Hebei Equipment also accounts for its investment in Hebei Engineering by using the equity method of accounting as minority shareholders of Hebei Engineering have substantive participating rights under the joint venture contract.

         Included in the financial statements are the financial statements of the Company for the nine months ended December 31, 1999 and 1998. The Company's share of equity in losses of Hebei Equipment included in the consolidated financial statements are as of and for the nine months ended September 30, 1999 and 1998. This is done so that the Company can ensure that delays in receiving information from China would not cause problems for the Company in meeting its reporting deadlines. However, the Company does monitor events in the lag period and, where appropriate, would disclose the occurrence of any significant event during such lag period under Subsequent Events. The summary financial information of Hebei Equipment and Hebei Engineering are included in Note 6 to the financial statements.

         The Company owns 50% of IP.Com, LLC and accounts for its investments using the equity method of accounting. The summary financial information of IP.Com, LLC are included in Note 7 to the financial statements. The Company reports its investment in IP.Com, LLC under the caption "Investment in affiliate."

NOTE 3 - ASSETS

         The December 31,1999 consolidated balance sheet includes total current assets of approximately $0.7 million and total assets of approximately $4.4 million. Of these amounts, approximately $0.6 million of cash is planned for parent company operations, approximately $2.4 million represents an investment in and advance to Hebei Equipment and approximately $0.6 million represents a loan receivable from IXS.NET, a private IP fax service provider. See Note 8.

NOTE 4 - LIABILITIES

         The December 31, 1999 consolidated balance sheet includes total liabilities of approximately $1.7 million. Approximately $0.6 million were accounts payable and accrued expenses which are mainly legal and professional fees payable. During the quarter ended December 31, 1999, Terremark Holdings, Inc. ("Terremark"), a privately held, full service real estate and development company based in Miami, Florida, agreed to provide short-term capital requirements and working capital needs. The bridge loan bears 10% annual interest and will become immediately due and payable if the merger agreement is not approved by AmTec's stockholders. Additionally, if the merger does not close by July 1, 2000, AmTec is obligated to repay, if any, the outstanding balance on the bridge loan. As of December 31, 1999, AmTec has obtained approximately $1.1 million under this facility. AmTec has collateralized the bridge financing by pledging all of its tangible and intangible assets to secure the bridge loan.

NOTE 5 - CHANGES TO EQUITY

         The decrease in Stockholders' Equity of approximately $1.1 million for the nine months ended December 31, 1999 was primarily due to the operating net loss of approximately $2.1 million and was partly offset by the issuance of common stock for approximately $1.0 million.

         As per Section 5 (d) of the Certificate of Designations of Preferences of the Series E Convertible Preferred Stock, all Series E Shares outstanding as of the second anniversary of the issuance, which is October 22, 1999, were subject to automatic conversion into the Company's common stock. On October 22, 1999, the 19.404 Series E Preferred Shares outstanding all converted into 2,679,599 shares of Common Stock. During the nine months ended December 31, 1999, the Company issued a total of 3,858,346 shares of its Common Stock upon the conversion of 29.8 shares of its Series E Convertible Preferred Stock.

         On September 14, 1998 the Company announced its intention to purchase up to $1 million of its common stock on the open market. During the nine months ended December 31, 1999, the Company purchased 70,000 shares under this program for a total cost of approximately $89,000. All the common stock repurchased was cancelled as of December 31,1999.

         During the nine months ended December 31, 1999, the Company issued 1,373,597 shares of its Common Stock upon the exercise of stock options by former employees. The Company also issued 180,000 shares of its Common Stock as stock awards to some of its officers pursuant to their employment agreements.

         As of June 18, 1999, the Company and Jacqueline B. Brandwynne reached a settlement in principle of the legal proceedings filed against the Company on April 15, 1996. A final agreement has been signed and the parties have agreed to release each other from all claims. The Company has paid Ms. Brandwynne $250,000 in AmTec Common Stock, which included her claim for attorney's fees. A total of 210,525 shares of Common Stock were issued to Ms. Brandwynne and her attorney during the quarter ended September 30, 1999 pursuant to the settlement agreement.

NOTE  6 - UNCONSOLIDATED SUBSIDIARIES

                  The following tables represent summary financial information of the Company's subsidiary, Hebei Equipment, and its indirect subsidiary, Hebei Engineering, for the Company's nine months ended December 31, 1999 and 1998:

                                       NINE MONTHS ENDED DEC. 31                 THREE MONTHS ENDED DEC. 31
                                 --------------------------------------  ------------------------------------------
                                               UNAUDITED                                 UNAUDITED
                                        1999                1998                1999                  1998
                                 -------------------  -----------------  -------------------  ---------------------
HEBEI EQUIPMENT
Revenues                         $               --   $             --   $               --   $                --
                                 ===================  =================  ===================  =====================
Net (loss) income                $           632,600  $      (1,982,181) $           743,440  $          (1,505,256)
                                 ===================  =================  ===================  =====================

HEBEI ENGINEERING
Revenues                         $               --   $         606,629  $               --   $             173,994
                                 ===================  =================  ===================  =====================
Net (loss) income                $         3,292,534  $      (1,323,681) $         3,887,384  $            (526,001)
                                 ===================  =================  ===================  =====================

         During the quarter ended December 31, 1999, the Company learned that Unicom terminated its cashflow sharing and technical services agreement with Hebei Engineering. With the termination of that agreement, Hebei Engineering ceased to receive revenue from Unicom and Hebei Engineering's interest in Hebei Province has been transferred to Unicom. Hebei Engineering recorded a gain of approximately $7.4 million with respect to the transfer of the networks, of which $0.8 million was transferred to Hebei Equipment.

NOTE  7 - INVESTMENT IN AFFILIATE

         The following tables represent summary financial information of the Company's investment in an affiliate company, IP.Com. for the quarter and nine months ended December 31, 1999 and 1998:

                                       NINE MONTHS ENDED DEC. 31                 THREE MONTHS ENDED DEC. 31
                                 --------------------------------------  ------------------------------------------
                                               UNAUDITED                                 UNAUDITED
                                        1999                1998                1999                  1998
                                 -------------------  -----------------  -------------------  ---------------------
IP.COM
Revenues                         $         1,143,016  $       --         $         1,101,862  $         --
                                 ===================  =================  ===================  =====================
Net (loss) income                $          (343,459) $       --         $          (163,635) $         --
                                 ===================  =================  ===================  =====================


         AmTec owns 50% of IP.Com LLC and accounts for its investment using the equity method of accounting. IP.Com began its operations in late September 1999 and AmTec's shares of its equity loss was $171,730 for the nine months ended December 31, 1999.

NOTE 8 - LOAN RECEIVABLE

         Loan receivable represents a convertible debt investment made by AmTec in IXS.NET. The loan receivable bears a prime interest rate and a prime plus 4% interest payable upon defaults. During May 1999, the Company formed a three-way alliance with Fusion Telecommunications International, Inc. ("Fusion") and IXS.NET. The Company and Fusion have made an equal convertible debt investment into IXS.NET and the Company has an option to acquire up to 50% of IXS.NET. AmTec intends to convert the debt into equity investment during fiscal year 2001.

         IXS.NET purchases network and transmission services from established carriers at discounted prices and resells the services to its customers. Revenues derived from the provision of telecommunications services are recognized in the period during which the call terminates. Revenues are derived from the sale of IP Fax, IP Phone and calling card services. The following table represents summary financial information of IXS.NET for the quarter and nine months ended December 31, 1999 and 1998:

                              NINE MONTHS ENDED DEC. 31               THREE MONTHS ENDED DEC. 31
                              -------------------------                 -----------------------
                                      Unaudited                                Unaudited
                              -------------------------                 -----------------------
                              1999                 1998                 1999               1998
                              ----                 ----                 ----               ----
IXS.NET
Revenues                $       955,961      $       --           $       724,553     $      --
                        ================     ================     ================    ===============
Net loss                $      (468,496)     $       --           $      (220,129)    $      --
                        ================     ================     ================    ===============

NOTE  9 - NEW ACCOUNTING STANDARD NOT YET ADOPTED

         The Financial Accounting Standards Board has issued a new standard SFAS No. 133 "Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after July 1, 2000. Management has not yet completed the analysis of the impact this would have on the financial statements of the Company and has not adopted this standard.

NOTE 10 - UNCOMPLETED TRANSACTIONS

         During 1998, AmTec signed an agreement with a subsidiary of Global TeleSystems, Inc. ("GTS"), under which a subsidiary of GTS would acquire approximately 5.9 million shares of the Company's common stock and the Company would acquire GTS's 75% interest in a Shanghai-based joint venture.

This joint venture hold the rights to a majority share of the cash flow generated by Shanghai VSAT Network Systems (SVC), the premier satellite-based telecommunications network operator in China. AmTec has terminated the agreement because, among other reasons, necessary governmental approvals were not granted. GTS has agreed to the termination.

         During 1998, AmTec entered into an agreement to acquire an investment in a cable television network venture located in Hunan province, PRC, from United International Holdings ("UIH"). AmTec terminated the agreement during the quarter ended December 31, 1999 because, among other reasons, the closing had not occurred by December 31, 1999 through no fault of AmTec. AmTec believes that it had the right to terminate the agreement.

NOTE 11 - PROPOSED ACQUISITION

         On November 9, 1999, the Company announced it signed a Letter of Intent to acquire Terremark Holdings, Inc. ("Terremark"), a privately held, full service real estate and development company based in Miami, Florida. AmTec will be the surviving company and under the terms of the proposed acquisition, will acquire all existing Terremark's net assets, including real estate, development projects, management and construction contracts and brokerage operations.

         The two companies signed a definitive merger agreement on November 24, 1999. The transaction, which requires the approval of the stockholders is proceeding and is expected to close in the first half of 2000.

         Failure of the AmTec stockholders to approve the terms of the merger could result in material adverse change to AmTec, including an impaired ability to fund its capital expenditures to expand its business opportunities to expand its business opportunities. In turn, this could result in an inability to fund the Company's ongoing operations. Failure to repay this loan could have a material adverse effect on the Company's ability to continue as a going concern.


NOTE 12 - SUBSEQUENT EVENTS

         Hebei Engineering ceased its operations and began its winding up procedures after the transfer of its interests in the cellular networks in Hebei Province to Unicom. As of January 24, 2000, Hebei Equipment received approximately $817,000 as a result of the liquidation of Hebei Engineering.

         During the month of January and through February 8, 2000, AmTec received $1,254,599 from a former employee upon the exercise of 590,434 stock options and $61,751 upon the conversion of 24,950 warrants.


             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
Terremark Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Terremark Holdings, Inc. and its subsidiaries at March 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP
October 28, 1999, except Note 13
 dated December 22, 1999

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------

                                                                                        MARCH 31,
                                                                      ---------------------------------------------
                                                                               1999                    1998
                                                                      -----------------------  --------------------
         Assets
Real estate inventories                                               $            12,888,206  $         33,310,940
Cash and cash equivalents                                                           2,808,033             6,376,178
Restricted cash                                                                        31,317                17,000
Accounts receivable                                                                   589,578                62,163
Advance to shareholder                                                                     --               548,795
Notes receivable                                                                      337,050               724,642
Furniture and equipment, net of accumulated                                           191,018                46,534
     depreciation of $52,679 and $20,914
Deferred income tax asset                                                             106,924               106,924
Other assets                                                                          645,465             1,737,530
                                                                      -----------------------  --------------------
         Total assets                                                 $            17,597,591  $         42,930,706
                                                                      =======================  ====================

         Liabilities and Stockholders' Equity

Notes payable                                                         $             8,630,556  $         32,081,079
Trade payable and other liabilities                                                 1,734,281             3,463,471
Interest payable                                                                      387,696             2,674,063
Customer deposits                                                                     235,396             2,578,452
Deferred revenue                                                                      100,000               317,934
Income taxes payable                                                                       --               106,924
                                                                      -----------------------  --------------------
                                                                                   11,087,929            41,221,923
                                                                      -----------------------  --------------------

Preferred stock, $1 par value, 4,176,693 shares authorized,                         4,176,693                    --
     issued and outstanding
Common stock, $.01 par value, 5,000,000 shares                                         11,212                11,212
     authorized, 1,121,250 shares issued and outstanding
Paid in capital                                                                     8,013,483             8,013,483
Retained deficit                                                                   (5,691,726)           (6,315,912)

Commitments and contingencies
                                                                      -----------------------  --------------------
                                                                                    6,509,662             1,708,783
                                                                      -----------------------  --------------------
    Total liabilities and stockholders' equity                        $            17,597,591  $         42,930,706
                                                                      =======================  ====================


              The accompanying notes are an integral part of these consolidated financial statements.

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------
                                                                           FOR THE YEARS ENDED MARCH 31,
                                                                ---------------------------------------------------
                                                                      1999             1998             1997
                                                                ----------------- --------------- -----------------
Revenues
    Real estate sales                                           $      42,041,391 $    37,038,299 $       300,000
    Commission income                                                   1,021,560         162,367         879,917
    Development fees                                                      625,000              --         333,000
    Management fees                                                       768,161         311,791         301,214
    Construction fees                                                          --         120,000         814,949
                                                                ----------------- --------------- ---------------
       Operating revenues                                              44,456,112      37,632,457       2,629,080
                                                                ----------------- --------------- ---------------
Expenses
    Cost of real estate sold                                           31,147,530      22,666,891              --
    Construction expenses                                                      --              --         742,287
    General and administrative expenses                                 6,020,047       7,023,862         976,115
    Sales and marketing expenses                                        5,479,561       1,783,621         934,932
    Provision for write down of real estate                                    --       3,891,911              --
    Bad debt expense                                                       71,472          81,900              --
    Depreciation                                                           50,012          19,475          28,981
                                                                ----------------- --------------- ---------------
       Operating expenses                                              42,768,622      35,467,660       2,682,315
                                                                ----------------- --------------- ---------------

    Income (loss) from operations                                       1,687,490       2,164,797         (53,235)

Other income (expense)
    Interest income                                                       263,179          80,944          94,594
    Interest expense                                                   (1,493,539)     (1,210,191)        (76,631)
    Other income                                                          167,056          61,000              --
    Other expense                                                              --              --          (2,253)
                                                                ----------------- --------------- ---------------
       Total other (expense) income                                    (1,063,304)     (1,068,247)         15,710
                                                                -----------------  --------------  --------------
    Income (loss) before income taxes                                     624,186       1,096,550         (37,525)
Income taxes
    Current tax expense                                                        --         106,924              --
    Deferred tax (benefit)                                                     --        (106,924)             --
                                                                ----------------- --------------- ---------------

       Total income tax expense (benefit)                                      --              --              --
                                                                ----------------- --------------- ---------------
    Net income (loss)                                           $         624,186 $     1,096,550 $       (37,525)
                                                                ================= =============== ===============
    Basic and Diluted earnings (loss) per common share          $            0.56 $          0.98 $         (0.03)
                                                                ================= =============== ===============
    Weighted average common shares outstanding                          1,121,250       1,121,250       1,125,000
                                                                ================= =============== ===============

              The accompanying notes are an integral part of these consolidated financial statements.


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------

                                                                   STOCKHOLDERS' EQUITY
                                        --------------------------------------------------------------------------
                                                              COMMON STOCK
                                                             PAR VALUE $.01
                                                       ---------------------------
                                                                                     ADDITIONAL
                                          PREFERRED       ISSUED                      PAID-IN        RETAINED
                                            STOCK         SHARES        AMOUNT        CAPITAL        DEFICIT
                                        -------------- ------------  ------------- -------------- --------------
Balance at March 31, 1996               $           --    1,125,000  $      11,250 $    8,063,445 $   (7,374,937)
Common stock acquisition and retirement                      (3,750)           (38)       (49,962)
Net loss                                                                                                 (37,525)
                                        -------------- ------------  ------------- -------------- --------------

Balance at March 31, 1997                           --    1,121,250         11,212      8,013,483     (7,412,462)

Net income                                                                                             1,096,550
                                        -------------- ------------  ------------- -------------- --------------

Balance at March 31, 1998                           --    1,121,250         11,212      8,013,483     (6,315,912)

Preferred stock issued in conversion of      4,176,693
debt (4,176,693 shares, $1/share)

Net income                                                                                               624,186
                                        -------------- ------------  ------------- -------------- --------------

Balance at March 31, 1999               $    4,176,693    1,121,250  $      11,212 $    8,013,483 $   (5,691,726)
                                        ============== ============  ============= ============== ==============


              The accompanying notes are an integral part of these consolidated financial statements

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------
                                                                          FOR THE YEARS ENDED MARCH 31,
                                                                -------------------------------------------------
                                                                      1999              1998            1997
                                                                -----------------  --------------- --------------
Cash flows from operating activities:
    Net income (loss)                                           $         624,186  $     1,096,550 $      (37,525)
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities
       Depreciation                                                        38,847           19,475         29,959
       Amortization of loan costs to interest expense                     118,362          169,557             --
       Amortization of capital lease                                       11,165               --             --
       Write off of bad debt                                               71,472           81,900             --
       Gain on sale of building                                                --          (61,690)            --
       Provision for impairment                                                --        3,891,911             --
       (Increase) decrease in:
         Restricted cash                                                  (14,317)         586,105         (4,000)
         Accounts receivable                                             (598,887)         237,511       (320,954)
         Shareholder receivable                                           548,795       (1,377,657)       614,862
         Notes receivable                                                 387,592         (371,990)        92,498
         Receivable from affiliate                                             --          872,090       (872,090)
         Real estate under development:
         Additions to real estate inventories                          (8,940,739)     (34,115,795)    (4,521,368)
         Capitalized interest and real estate taxes                    (1,784,057)      (2,816,879)    (1,167,574)
         Cost of sales, including amortization of capitalized
                  interest and real estate taxes                       31,147,530       22,666,851             --
         Deferred tax asset                                                    --         (106,924)            --
         Other assets                                                     973,703       (1,209,299)      (614,142)
       (Decrease) increase in:
         Trade payable and other liabilities                           (1,880,818)       1,302,035        903,035
         Customer deposits                                             (2,343,056)       1,754,552          4,000

         Deferred revenue                                                (217,934)         317,934             --
         Interest payable                                              (2,286,367)         (66,025)       939,621
                                                                -----------------  --------------- --------------
       Net cash provided by (used in) operating activities             15,855,477       (7,129,788)    (4,953,678)
                                                                -----------------  --------------- --------------
    Cash flows from investing activities:
       Purchase of fixed assets                                          (194,496)         (13,290)      (162,463)
       Sale of building                                                        --          564,884             --
       Cash acquired in acquisition of Grove Hill, Ltd.                        --          935,308             --
                                                                -----------------  --------------- --------------
         Net cash (used in) provided by investing activities             (194,496)       1,486,902       (162,463)
                                                                -----------------  --------------- --------------

Cash flows from financing activities:
    New borrowings                                                     18,136,761       26,881,503      9,249,925
    Payments on loans                                                 (37,410,591)     (17,850,094)    (1,218,000)
    Purchase of treasury stock                                                 --               --        (50,000)
    Cash overdraft                                                         44,704               --             --
                                                                -----------------  --------------- --------------
       Net cash (used in) provided  by financing activities           (19,229,126)       9,031,409      7,981,925
                                                                -----------------  --------------- --------------
       Net (decrease) increase in cash                                 (3,568,145)       3,388,523      2,865,784
Cash and cash equivalents at beginning of year                          6,376,178        2,987,655        121,871
                                                                -----------------  --------------- --------------
Cash and cash equivalents at end of year                        $       2,808,033  $     6,376,178 $    2,987,655
                                                                =================  =============== ==============

Supplemental Disclosure
Non-monetary transactions:
    Conversion of debt to equity
       Notes payable                                            $      (3,597,474) $            -- $           --
       Interest payable                                                  (579,219)              --             --
       Preferred stock                                                  4,176,693               --             --
    Assumption of debt
       Notes payable                                                           --       (3,597,474)            --
       Acquisition of Grove Hill, Ltd.                                         --        3,597,474             --
                                                                -----------------  --------------- --------------

                                                                $              --  $            -- $           --
                                                                =================  =============== ==============

Interest paid (net of amount capitalized)                       $         990,245  $     1,315,377 $           --
                                                                =================  =============== ==============

Taxes paid                                                      $         320,375  $            -- $           --
                                                                =================  =============== ==============

Asset acquired under capital lease                              $         111,654  $            -- $           --
                                                                =================  =============== ==============



              The accompanying notes are an integral part of these consolidated financial statements.


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1999


1.       BUSINESS AND ORGANIZATION

         Terremark Holdings, Inc. (formally known as Terremark Investment Services, Inc.) and its subsidiaries (the Company), are engaged in project management, development, construction, sales, leasing, management and financing of various real estate projects. The Company was founded in 1982.

         The Company has developed and is selling condominium units in Fortune House, a 29 story, 296 unit residential condominium building in the Brickell Avenue area of Miami, Florida. The Company purchased a controlling interest in the Grove Hill, Ltd. partnership effective April 15, 1997. This partnership developed a 77 unit multi-story residential condominium building in Coconut Grove, Florida, of which, four units remain to be sold at March 31, 1999.

         Under various project management agreements, the Company is overseeing development of the following real estate projects in the Miami-Dade County area: (a) Four Seasons Hotel and Tower, a
         1.4 million square foot, mixed-use urban living center in the Brickell Avenue area, consisting of hotel, office, residential condominium, retail, sports club and interval ownership components; (b) 150 Alhambra, a major renovation of a landmark Coral Gables office building; (c) Royal Palm Doral Center III, a 110,000 square foot office building overlooking the Doral Golf Course; (d) Galloway Medical Park II, a 30,000 square foot medical office building in west Miami-Dade County and (e) a major mixed-use project on an assemblage of land in the Brickell Avenue area. As of March 31, 1999, the assemblage totaled 7.9 acres, with an additional 2.9 acres under contract.

         The Company currently has over 1.5 million square feet of commercial and residential property under management in South Florida. It is the leasing, management and/or sales agent for Terremark Centre, SunTrust International Center, 150 Alhambra, Snapper Creek Medical Center, Royal Palm Doral Center I and III, Galloway Medical Park I and II, The Four Seasons Hotel and Tower, Fortune House, Grove Hill, and Fortune House Condo Association.

         The Company has been retained to provide mortgage brokerage services for construction and/or permanent financing of approximately $260 million for The Four Seasons Hotel and Tower, Galloway Medical Park I and II, and Royal Palm Doral Center III.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A summary of the Company's significant accounting principles and practices used in the preparation of the consolidated financial statements follows.

         BASIS OF FINANCIAL STATEMENT PRESENTATION

         The Company's consolidated financial statements include the Company's wholly-owned subsidiaries, including Terremark Group, Inc., Terremark Development, Inc., Terremark Realty, Inc., Terremark Management Services, Inc., Terremark Financial Services, Inc., Terremark Construction Services, Inc. and Terremark Brickell,
         Inc. All significant intercompany balances and transactions are eliminated in consolidation.

         The accounts of Grove Hill, Ltd., whose General Partner is also a shareholder of the Company, are also consolidated in these financial statements. The Company acquired a 49.5% interest in Grove Hill through the assumption of a $3,597,473 note due to a financial institution. At the time of acquisition the only significant assets of Grove Hill were 32 completed condominium units held for sale. The fair value of the liabilities assumed of $25,166,415 were greater than the fair value of the assets, and as a result an impairment of $3,891,911 was recorded. The Company also controls the partnership through a voting agreement, and is responsible for funding 100% of its cash deficits, and is allocated all of Grove Hill's losses.

         USE OF ESTIMATES

         The Company prepares its financial statements in conformity with generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         COMPREHENSIVE INCOME

         The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," effective January 1, 1998. At March 31, 1999 and 1998, the Company had no comprehensive income.

         REVENUE AND PROFIT RECOGNITION

         Revenues from construction and development activities are recognized on a completed contract basis. The related profit is recognized in full when collectibility of the sale price is reasonably assured and the earnings process is substantially complete. Revenues and expenses related to the leasing, management, and financing activities are recognized at the time service is provided.

         CASH, CASH EQUIVALENTS AND RESTRICTED CASH

         The Company considers all amounts held in highly liquid instruments with an original purchased maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash balances maintained in the operating and interest-bearing money market accounts at the Company's banks. Restricted cash includes escrowed cash balances for tenant security deposits.

         FURNITURE AND EQUIPMENT, NET

         Furniture and equipment include acquired assets and those accounted for under a capital lease. These assets are depreciated on a straight-line method over their estimated remaining useful lives, which range from 3 to 5 years. In 1999, depreciation expense of $50,012 includes $11,165 of amortization expense associated with a capital lease asset.

         REAL ESTATE INVENTORIES AND COST OF REAL ESTATE SOLD

         Real estate inventories consist of completed condominiums and condominiums under development. Real estate inventories, including capitalized interest and real estate taxes, are carried at the lower of cost or fair value determined by evaluation of individual projects. Acquisition, development, interest and other indirect costs related to acquisition and development of real estate projects are capitalized. The capitalized costs are being charged to earnings as the related revenue is recognized. Sales and marketing costs and the carrying costs of condominium units completed and held for sale are expensed as incurred. Total land, development, and common costs are apportioned on the relative sales value method for each project.

         The Company subcontracts construction to third parties and the construction contracts require subcontractors to repair or replace deficiencies related to their trade.

         Whenever events or circumstances indicate that the carrying value of the real estate inventories may not be recoverable, impairment losses are recorded and the related assets are adjusted to their estimated fair market value, less selling costs.

         OTHER ASSETS

         Other assets primarily consist of prepaid commissions, receivable for income taxes, loan costs, utility advances and other prepaid expenses. Loan costs, principally loan origination and related fees, are deferred and amortized as interest expense over the life of the respective loan using the straight-line method, which approximates the effective interest method.

         CUSTOMER DEPOSITS

         Customer deposits represent amounts received from customers under condominium sales contracts.

         TRADE PAYABLE AND OTHER LIABILITIES

         Trade payable and other liabilities includes obligations under capital lease and license fees payable.

         EARNINGS PER SHARE

         In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (EPS). This statement supersedes Accounting Principles Board Opinion No. 15 and replaces primary and fully diluted EPS with a dual presentation of basic and diluted EPS. Basic EPS equals net income divided by the number of weighted average common shares. Diluted EPS includes potentially dilutive securities such as stock options and convertible securities. At March 31, 1999, 1998 and 1997, respectively, the Company had no potentially dilutive securities.


                                                   1999           1998              1997
                                              -------------   ------------      -------------

Basic EPS Computation
Net income (loss)                            $       624,186   $     1,096,550  $        (37,525)
Weighted average common shares                     1,121,250         1,121,250         1,125,000
                                             ---------------   ---------------  -----------------

Basic earnings (loss) per common share       $          0.56   $          0.98  $          (0.03)
                                             ===============   ===============  =================
Dilutive EPS Computation
Net income (loss)                            $       624,186   $     1,096,550   $       (37,525)
Weighted average common shares                     1,121,250         1,121,250         1,125,000
                                             ---------------   ---------------   ----------------
Dilutive earnings (loss) per common share    $          0.56   $          0.98   $         (0.03)
                                             ===============   ===============   ================

         The computation of diluted EPS for 1999 excludes the convertible preferred stock issued on March 31, 1999 because it is antidilutive.

         EMPLOYEE BENEFIT PLAN

         The Company's benefit plan is a Defined Contribution and Profit Sharing Plan ("401(K) Plan"). The 401(K) Plan is available to employees on January 1st or July 1st who have completed one year of service in which they worked at least 1,000 hours and attained the age of 21. Employees may contribute up to 15% of annual compensation to the maximum amount set by law. The Company may make matching contributions to the 401(K) Plan on employee contributions up to 8%, as determined by the Company. Vesting in Company matching contributions is at a rate of 20% after two years of service and 20% for each year thereafter. Company contributions for fiscal years 1999, 1998 and 1997 were approximately $12,540,

         $12,044 and $12,095, respectively.

         INCOME TAXES

         The Company recognizes income tax currently payable, as well as deferred tax assets and liabilities resulting from temporary differences, by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The differences related primarily to the timing of recognition on income from sale of real estate under development, including the effects of the provision for impairment. Income recognition is accelerated for tax under percentage of completion requirements. The deferred tax asset represents the future tax return consequences of these differences which reverse as real estate sales are reported for financial statement purposes. Deferred taxes are also recognized for operating losses and contribution carryovers which are available to offset future taxable income.

         NEW ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (FASB 131), "Disclosures about Segments of an Enterprise and Related Information", which became effective for years beginning after December 15, 1997. FASB 131 establishes standards for the way that public business enterprises report information about segments. The Company believes it does not have any reportable segments.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (FASB 133), "Accounting for Derivative Instruments and Hedging Activities."

         FASB 133, as amended, becomes effective for years beginning after June 15, 2000. FASB 133 requires all derivatives to be recorded on the balance sheet at fair value. FASB 133 establishes the accounting procedures for hedges that will affect the timing of recognition and the manner in which hedging gains and losses are recognized in the Company's financial statements. Derivatives that are not hedges must be adjusted to fair value through income. If derivatives are hedges, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or will be recognized in other comprehensive income until the hedged item is recognized in earnings. The Company has no derivative instruments.

3.       REAL ESTATE INVENTORIES

         Real estate inventories are summarized as follows:

                                                       MARCH 31,
                                           ---------------------------------
                                               1999              1998
                                           ----------------  ---------------

         Work in progress                  $             --  $    29,999,695
         Completed inventories                   14,662,428        7,203,156
                                           ----------------  ---------------
                                                 14,662,428       37,202,851
         Less:  impairment allowance             (1,774,222)      (3,891,911)
                                           ----------------  ---------------
                                           $     12,888,206  $    33,310,940
                                           ================  ===============

         As of March 31, 1999, 20 condominium units are under contract in Fortune House and no units are under contract in the Grove Hill project.

4.       NOTES RECEIVABLE

         Notes receivable consist of the following:


                                                                        March 31,
                                                               ------------------------
                                                                   1999         1998
                                                               ------------------------

         Note receivable from a corporation, $200,000          $  207,974     $      --
         principal, interest accrues annually at 8%.
         Interest and principal due upon demand.

         Note receivable from a corporation, $439,900                  --       439,900
         principal, interest accrues annually at 9%.
         Interest and principal due June 1998

         Other notes receivable                                   129,076       284,742
                                                               ----------   -----------
                                                               $  337,050   $   724,642
                                                               ==========   ===========

5.       OTHER ASSETS

         Other assets consist of the following:


                                                             March 31,
                                                  ----------------------------
                                                     1999            1998
                                                  ------------ ---------------
Loan costs, net of accumulated amortization of    $    207,060 $       228,326
     $957,846 and $695,560
Prepaid commissions                                     71,531       1,204,596
Prepaid insurance                                       73,552              --
Receivable for income taxes                            213,451              --
Other prepaid expenses                                  79,871             200
Deposits                                                    --         304,408
                                                  ------------ ---------------
                                                  $    645,465  $    1,737,530
                                                  ============ ===============


6.       NOTES PAYABLE

         Notes payable consist of the following:

                                                                                  MARCH 31,
                                                                      ----------------------------------
                                                                            1999              1998
                                                                      ----------------  ----------------
Note payable to a commercial lender, secured by a first               $      7,217,557  $     17,531,747
mortgage on the real estate.  Principal payable in installments as condominium units are sold.  Interest accrues at prime,
payable through an interest reserve.  Principal and unpaid
interest due November 2000, with an option for two six month extensions guaranteed by majority shareholder.

Note payable to a commercial lender, payable in installments                 1,124,999         3,145,000
as condominiums are sold with minimum annual principal
payments of $1.2 million.  The loan matures in August 2002.
Interest at 1% over prime, payable monthly. Secured by the condominiums guaranteed by majority shareholder.

Note payable to corporation in seventy-five monthly                            288,000                --
installments of principal and interest beginning January 1,
1999.  Interest accrues at 9.5%.

Line of credit facility with offshore financial institution.                        --         7,733,758
Interest accrues at 15% per annum.  Outstanding balance and
unpaid accrued interest due October 1999.

Note payable to offshore financial institution due April 1999.                      --         3,597,474
Interest accrues at 8.21%, payable annually.  Converted to
Preferred stock in 1999 - see Note 8

Other notes payable                                                                 --            73,100
                                                                      ----------------  ----------------
                                                                       $     8,630,556    $   32,081,079
                                                                      ================  ================

         At March 31, 1999 the Company has $10,000,000 available under the line of credit facility.

         Interest expense of $1,493,539, $1,210,191 and $76,631, net of amounts capitalized to real estate inventories totaling
         $1,657,948, $2,759,694 and $1,063,461, was recognized in fiscal years 1999, 1998 and 1997, respectively.

         The future maturities of the Company's borrowing as of March 31, 1999 are as follows:


2000                                         $            8,390,556
2001                                                         48,000
2002                                                         48,000
2003                                                         48,000
2004                                                         48,000
Thereafter                                                   48,000
                                             ----------------------
Total                                        $            8,630,556
                                             ======================

7.       CONCENTRATION OF RISK

         The Company has concentrated its credit risk for cash by maintaining deposits in banks in excess of federally insured limits. The maximum loss that would have resulted from the risk totaled $2.6 million as of March 31, 1999 and $6.9 million as of March 31, 1998, for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The funds are on deposit in banks that have extended credit to the Company in excess of the amounts at risk.

         The Company business and customer base is primarily in the Miami, Florida area. Consequently, any significant economic downturn in this market could have an effect on the Company's business, results of operations and financial condition.

8.       PREFERRED STOCK

         On March 31, 1999, the Company converted $3,597,474 of debt and $579,219 in accrued interest payable into 4,176,693 shares of Preferred Stock. The $1 par value preferred stock has a 10% cumulative preferred dividend, payable annually commencing March 31, 2000. The preferred stock is convertible into common stock, at the time of a merger transaction or beginning in 2002. The conversion price is based on the fair market value of the common stock at time of conversion. The stock has no voting rights and is callable by the Company at 105% of par plus accumulated but unpaid dividends beginning in 2002. Preferred stock has preference in liquidation. At March 31, 1999, there were no cumulative unpaid dividends.

9.       TREASURY STOCK

         During fiscal year 1997, the Company bought back 3,750 shares of common stock and retired them upon acquisition.

10.      INCOME TAXES

         The deferred tax provision consists of income taxes relating to differences between the tax bases of assets and liabilities and their financial reporting amounts.

                                                                                      MARCH 31,
                                                                           -------------------------------
                                                                                1999             1998
                                                                           --------------   --------------
Excess of tax basis over book basis on real estate investment              $       31,934   $    1,253,243
Charitable contributions                                                          197,126           43,170
Deferred revenue (percentage of completion vs. completed contract)                309,547          186,989
Net operating loss carryforwards                                                  694,178               --
Tax credits                                                                       245,780          245,780
                                                                           --------------   --------------
Total deferred tax assets                                                       1,478,565        1,729,182

Valuation allowance                                                            (1,371,641)      (1,622,258)
                                                                           --------------   --------------
Net deferred tax assets                                                    $      106,924   $      106,924
                                                                           ==============   ==============

         The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has established a valuation allowance against deferred tax assets of $1,371,641 and $1,622,258 as of March 31, 1999 and 1998, respectively since the Company has a history of operating losses and in the near term does not expect future taxable income. Accordingly, there is uncertainty regarding their realizability.

         Federal and State net operating loss carryforwards of approximately $1,800,000 are available to offset future taxable income and expire in 2019. Utilization of these net operating losses may be limited if there is a significant change in ownership.

         The reconciliation between the statutory income tax provision and the actual tax provision for the years ended March 31, 1999 and 1998 is shown as follows:


                                                           March 31,
                                                    -------------------------
                                                      1999     1998      1997
                                                    -------  --------  -------
Rate reconciliation
Statutory rate                                       34.0%     34.0%   (34.0%)
State income taxes, net of federal income             3.0%      3.0%    (3.0%)
tax benefit
Realization of deferred tax asset previously        (37.0%)   (37.0%)     --
subject to valuation allowance
Increase in valuation allowance                       --         --     37.0%
                                                   -------  --------  -------
Total                                                 0.0%      0.0%     0.0%
                                                   =======  ========  =======

11.      COMMITMENTS AND CONTINGENCIES

         LEASING ACTIVITIES

         The Company leases space for its property management operations, office equipment and furniture under operating leases. Equipment is also leased under a capital lease which is summarized as follows:


                                                           March 31,
                                                --------------------------
                                                   1999            1998
                                                ----------       ---------

Equipment                                       $  111,654       $      --
Less:  accumulated amortization                     11,165              --
                                                ----------       ---------
Net capitalized leased asset                    $  100,489       $      --
                                                ==========       =========

         At March 31, 1999, future minimum lease payments under operating and capital leases having a remaining term in excess of one year are as follows:

                                                                  Capital                      Operating
                                                                   Leases                       Leases
                                                          -------------------          -------------------
         2000                                             $            28,004          $            51,678
         2001                                                          28,004                       35,052
         2002                                                          28,004                           --
         2003                                                          28,004                           --
         2004                                                          11,668                           --
                                                          -------------------          -------------------
Total minimum lease payments                                          123,684          $            86,730
                                                                                       ===================
Amounts representing interest                                         (24,029)
                                                          -------------------
Present value on net minimum lease payments               $            99,655
                                                          ===================

         Occupancy lease expense amounted to $33,824, $0 and $0 for fiscal years 1999, 1998 and 1997, respectively.

         LITIGATION

         The Company is a defendant in various lawsuits arising in the ordinary course of business. Management, after consultation with its legal counsel, believes its positions to be meritorious. However, if the decisions are adverse, management does not believe the outcome of these matters would have a material effect on the consolidated financial statements.

         CONTINGENT PROFIT

         In January 1998, the Company acquired for approximately $10,000 an interest in real estate. In August 1998, contemporaneously with the sale of such interest for approximately $1.1 million, the Company entered into an agreement with the buyer wherein the Company is entitled to an additional development payment of $2.75 million plus a 10% cumulative return on the payment. The fee is due once the buyer has recovered their invested capital plus a 10% return. The Company also has a right to share in additional funds distributed above these returns. While the Company has recognized the gain from the sale, it has not recognized any income under the development payment provisions as of March 31, 1999.

12.      RELATED PARTY TRANSACTIONS

         Due to the nature of the following relationships, the terms of the respective agreements might not be the same as those which would result from transactions among wholly unrelated parties. All significant related party transactions require approval by the Company's board of directors.

         TERREMARK CENTRE

         In 1994, the Company entered into a property management and real estate brokerage services agreement with Terremark Centre, Ltd. whose Partners share an officer with the Company. The Company recorded as income, management fees of $320,964, $311,791 and $301,214 and brokerage commissions of $456,789, $133,517 and $167,522 in fiscal 1999, 1998 and 1997, respectively. In connection with providing these services, the Company also occupies space in the building rent free.

         GROVE HILL, LTD.

         In fiscal 1997, prior to its acquisition, the Company recognized $814,950 in construction management revenue, $706,268 in real estate brokerage revenue and $125,000 in development revenue to Grove Hill, Ltd.

         DEVELOPMENT FEES

         The Company recorded development fee income from an affiliate in the amount of $20,000 in fiscal 1999 and from a shareholder in the amount of $120,000 in fiscal 1998.

         MANAGEMENT FEES

         Certain officers and executives of the Company own partnership interests in One Merrick Way and Galloway Medical Park Associates, Ltd., which owns Alhambra Center and Galloway Medical Park, respectively. The Company provides management services to both partnerships for a fee. Management fees earned totaled $243,000, $0 and $0 for the years ended March 31, 1999, 1998 and 1997, respectively.

         In fiscal 1999, the Company provided management services to the Fortune House Condominium Association. The Company recorded as income $30,780 relating to the services performed.

13.      SUBSEQUENT EVENTS

         On December 22,1999, the Company acquired for approximately $56.0 million all partnership interests of Terremark Centre, Ltd., ("TCL"). TCL is a single purpose entity and is fee simple owner of a 294,000 square foot 21-story Class A office building with 1100 parking spaces and 16 townhouses on approximately 3.2 acres known as Terremark Centre, located in Coconut Grove, Florida. The acquisition was financed primarily through assumption of an approximate $28.3 million first mortgage on Terremark Centre, and issuance of approximately $27.1 million in purchase money notes to the sellers. The purchase money notes are secured by all partnership interests in TCL , an unrecorded second mortgage and a pledge not to further encumber Terremark Centre.

         On November 24, 1999, the Company entered into an agreement to merge with AmTec, Inc. (AmTec), a public company, whereby all outstanding shares of the Company will be exchanged for shares of AmTec, the surviving company. The transaction is subject to satisfaction of certain conditions and approval from AmTec's shareholders. The Company anticipates the exchange will occur prior to June 30, 2000 and intends to account for the merger under the purchase method of accounting, with the Company treated as the acquirer.

         Prior to merger, the Company intends to sell Terremark Centre and repay the existing first mortgage and purchase money notes. Pursuant to an agreement dated November 24, 1999 between AmTec and the purchase money notes holders, AmTec has agreed to sell a 35.0% ownership interest in the merged company for all proceeds from repayment of the purchase money notes. Subsequent to the merger and the stock purchase transactions, the Company's shareholders will hold 40% of the merged company.

         The Company has also committed to provide AmTec with up to $1.5 million in bridge loans to assist AmTec in meeting its capital requirements and working capital needs. If the merger is unsuccessful, the loan is due five days from termination.

         The following summarized unaudited Pro Forma financial information includes the operations of the Company, which assumes that AmTec was acquired on April 1, 1998 and 1997, respectively.



                        FOR THE YEARS ENDED MARCH 31,
                         1999                 1998
                  -------------------   -------------------
                                 (UNAUDITED)
                  -------------------   -------------------
Revenue           $        44,456,000   $        37,632,000
Net Loss          $       (16,338,000)  $       (14,594,000)


         These amounts include AmTec's actual results for the years ended March 31, 1999 and 1998, respectively. In preparing the pro forma information, various assumptions were made, and the Company does not purport this information to be indicative of what would have occurred had these transactions been made as of April 1, 1998 and 1997, nor is it indicative of the results of future combined operations.

         On December 17, 1999, the Company sold for approximately $1.2 million all assets of Grove Hill, Ltd., consisting primarily of three condominium units. The purchaser paid $100,000 in cash, assumed an existing first mortgage of approximately $740,000 and provided the Company with a $360,000 purchase money second mortgage. The Company continues to unconditionally guaranty payment of the first mortgage and recognized a $33,316 loss on the sale.

                                 * * * * *


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


                                                           DECEMBER 31,             MARCH 31,             DECEMBER 31,
                                                        -------------------     -----------------      -------------------
                                                               1999                   1999                    1998
                                                        -------------------     -----------------      -------------------
                                                            (UNAUDITED)                                    (UNAUDITED)
         Assets
Real estate inventories                                          $5,316,889           $12,888,206              $16,188,370
Cash and cash equivalents                                         1,389,737             2,808,033                2,601,720
Restricted cash                                                     281,307                31,317                   31,328
Accounts receivable                                               1,074,856               589,578                1,722,629
Advance to shareholder                                                   --                    --                   12,045
Deposit on real estate                                              500,000                    --                  100,000
Notes receivable                                                  1,717,132               337,050                  339,227
Furniture and equipment, net of accumulated
    depreciation of $106,456, $52,679 and
    $43,326, respectively                                           369,408               191,018                  175,890
Real estate held for sale                                        55,850,000                    --                       --
Deferred income tax asset                                                --               106,924                  106,924
Other assets                                                      1,749,012               645,465                  866,840
                                                        -------------------     -----------------      -------------------
         Total assets                                           $68,248,341           $17,597,591              $22,144,973
                                                        ===================     =================      ===================

         Liabilities and Stockholders' Equity
Notes payable                                                   $60,517,660            $8,630,556              $15,761,659
Trade payable and other liabilities                               3,415,270             1,734,281                1,599,288
Interest payable                                                    752,182               387,696                  697,828
Customer deposits                                                   514,021               235,396                  680,247
Deferred revenue                                                         --               100,000                  100,000
                                                        -------------------     -----------------      -------------------
                                                                 65,199,133            11,087,929               18,839,022
                                                        -------------------     -----------------      -------------------

Preferred stock, $1 par value 4,176,693 shares
    authorized, issued and outstanding                            4,176,693             4,176,693                       --
Common stock, $.01 par value, 5,000,000
    shares authorized, 1,121,250 shares issued
    and outstanding                                                  11,212                11,212                   11,212
Paid in capital                                                   8,013,483             8,013,483                8,013,483
Retained deficit                                                 (9,152,180)           (5,691,726)              (4,718,744)

Commitments and contingencies
                                                        -------------------     -----------------      -------------------
                                                                  3,049,208             6,509,662                3,305,951
                                                        -------------------     -----------------      -------------------
Total liabilities and stockholders' equity                      $68,248,341           $17,597,591              $22,144,973
                                                        ===================     =================      ===================

         The accompanying notes are an integral part of these unaudited consolidated financial statements.


TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN STOCKHOLDERS' EQUITY



                                                                               FOR THE NINE MONTHS
                                                                                ENDED DECEMBER 31,
                                                           ------------------------------------------------------------
                                                                       1999                             1998
                                                           -----------------------------      -------------------------
                                                                                   (UNAUDITED)
Revenues
    Real estate sales                                      $                  10,396,157      $              37,518,060
    Commission income                                                            570,176                        807,239
    Development fees                                                           1,025,000                        463,333
    Management fees                                                            1,006,079                        529,219
    Construction fees                                                            392,185                             --
                                                           -----------------------------      -------------------------

         Operating revenues                                                   13,389,597                     39,317,851
                                                           -----------------------------      -------------------------
Expenses
    Cost of real estate sold                                                   8,778,438                     27,699,541
    Construction expenses                                                        321,832                             --
    General and administrative expenses                                        5,188,859                      4,390,246
    Sales and marketing expenses                                               1,751,897                      4,730,943
    Bad debt expense                                                                  --                         71,472
    Depreciation                                                                  63,130                         22,412
                                                           -----------------------------      -------------------------
         Operating expenses                                                   16,104,156                     36,914,614
                                                           -----------------------------      -------------------------

    (Loss) income from operations                                             (2,714,559)                     2,403,237
Other (expense) income
    Interest income                                                              185,814                        187,607
    Interest expense                                                           (613,478)                     (1,115,985)
    Other (expense) income                                                       (4,979)                        122,309
    Dividend on preferred stock                                                (313,252)                              -
                                                           -----------------------------      -------------------------
         Total other expense                                                   (745,895)                       (806,069)
                                                           -----------------------------      -------------------------
    (Loss) income before income taxes                                        (3,460,454)                      1,597,168
    Income taxes
         Current tax expense                                                          --                             --
         Deferred tax expense                                                         --                             --
                                                           -----------------------------      -------------------------
                  Total income tax expense                                            --                             --
                                                           -----------------------------      -------------------------
    Net (loss) income                                                        (3,460,454)                      1,597,168
    Retained deficit at beginning of period                                  (5,691,726)                    (6,315,912)
                                                           -----------------------------      -------------------------
    Retained deficit at end of period                      $                 (9,152,180)      $             (4,718,744)
                                                           =============================      =========================

Basic and Diluted loss per common share                    $                      (3.09)      $                    1.42
                                                           =============================      =========================
Weighted average common shares outstanding                                    1,121,250                       1,121,250
                                                           =============================      =========================

         The accompanying notes are in integral part of these unaudited consolidated financial statements.



TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN STOCKHOLDERS' EQUITY



                                                                        FOR THE QUARTER ENDED DECEMBER 31,
                                                           ------------------------------------------------------------
                                                                       1999                             1998
                                                           -----------------------------      -------------------------
                                                                                   (UNAUDITED)
Revenues
    Real estate sales                                      $                   2,279,364      $              20,990,379
    Commission income                                                            440,095                        172,833
    Development fees                                                             341,666                        203,333
    Management fees                                                              365,837                        226,299
    Construction fees                                                            358,852                             --
                                                           -----------------------------      -------------------------
         Operating revenues                                                    3,785,814                     21,592,844
                                                           -----------------------------      -------------------------

Expenses
    Cost of real estate sold                                                   1,695,550                     14,607,746
    Construction expenses                                                        321,832                             --
    General and administrative expenses                                        2,549,979                      1,491,042
    Sales and marketing expenses                                                 761,897                      3,804,307
    Depreciation                                                                  22,630                          7,447
                                                           -----------------------------      -------------------------
         Operating expenses                                                    5,351,888                     19,910,542
                                                           -----------------------------      -------------------------

    (Loss) income from operations                                            (1,566,074)                      1,682,302

Other income (expense)
    Interest income                                                               86,118                          8,803
    Interest expense                                                            (194,662)                      (670,605)
    Other (expense) income                                                       (94,382)                        72,293
    Dividend on preferred stock                                                 (104,417)                            --
                                                           -----------------------------      -------------------------
         Total other (expense)                                                  (307,343)                      (589,509)
                                                           -----------------------------      -------------------------
    (Loss) income before income taxes                                         (1,873,417)                     1,092,793
    Income taxes
         Current tax expense                                                          --                             --

         Deferred tax expense                                                         --                             --
                                                           -----------------------------      -------------------------
                  Total income tax expense                                            --                             --
                                                           -----------------------------      -------------------------
    Net (loss) income                                                         (1,873,417)                     1,092,793
    Retained deficit at beginning of period                                   (7,278,763)                    (5,811,537)
                                                           -----------------------------      -------------------------
    Retained deficit at end of period                      $                  (9,152,180)      $             (4,718,744)
                                                           =============================      =========================

Basic and Diluted (loss) income per common share           $                       (1.67)      $                   0.97
                                                           =============================      =========================
Weighted average common shares outstanding                                     1,121,250                      1,121,250
                                                           =============================      =========================

         The accompanying notes are an integral part of these unaudited consolidated financial statements.



TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                            FOR THE NINE              FOR THE NINE
                                                                            MONTHS ENDED              MONTHS ENDED
                                                                            DECEMBER 31,              DECEMBER 31,
                                                                                1999                      1998
                                                                        ---------------------     ---------------------
                                                                                          (Unaudited)
Cash flows from operating activities:
    Net (loss) income                                                   $          (3,460,454)    $           1,597,168
    Adjustments to reconcile net (loss) income to net cash
       provided by operating activities
         Depreciation                                                                  63,130                    22,412
         Amortization of loan costs to interest expense                                95,594                    67,635
         Write off of bad debt                                                             --                    71,472
         Write down of Terremark Centre                                               150,000                        --
         (Increase) decrease in:
           Restricted cash                                                            (13,134)                  (14,328)
           Accounts receivable                                                       (133,377)               (1,731,938)
           Shareholder receivable                                                          --                   536,750
           Real estate inventories:
           Additions to real estate inventories                                    (1,207,121)               (8,792,914)
           Capitalized interest and real estate taxes                                      --                (1,784,057)
           Cost of sales, including amortization of capitalized
               interest and real estate taxes                                       8,778,438                27,699,541
           Notes receivable                                                          (255,082)                  385,415
           Deposits on real estate                                                   (500,000)                 (100,000)
           Deferred tax asset                                                         106,924                        --
           Other assets                                                               (82,488)                  803,055
         (Decrease) increase in:
           Trade payables and other liabilities                                      (276,927)               (1,971,107)
           Customer deposits                                                          (54,500)               (1,898,205)
           Deferred revenue                                                          (100,000)                 (217,934)
           Interest payable                                                           327,956                (1,976,235)
                                                                        ---------------------     ---------------------
               Net cash provided by operating activities                            3,465,227                12,696,730
                                                                        ---------------------     ---------------------
Cash flows from investing activities:
    Receivable from AmTec                                                          (1,125,000)                       --
    Purchase of fixed assets                                                         (241,520)                 (151,768)
    Cash received in acquisition of Terremark Centre                                   10,250                        --
                                                                        ---------------------     ---------------------
               Net cash used in by investing activities                            (1,356,270)                 (151,768)
                                                                        ---------------------     ---------------------
Cash flows from financing activities:
    New borrowings                                                                  2,230,000                11,511,426
    Payments on loans                                                              (5,757,253)              (27,830,846)
                                                                        ---------------------     ---------------------
               Net cash provided by  (used in) financing activities                (3,527,253)              (16,319,420)
                  Net increase (decrease) in cash                                  (1,418,296)               (3,774,458)
Cash and cash equivalents at beginning of period                                    2,808,033                 6,376,178
                                                                        ---------------------     ---------------------
Cash and equivalents at end of period                                   $           1,389,737     $           2,601,720
                                                                        =====================     =====================
Supplemental Disclosure
Interest paid (net of amount capitalized)                               $             329,698     $           1,364,324
                                                                        =====================     =====================
Taxes Paid                                                              $               2,083     $             276,652
                                                                        =====================     =====================
Assets acquired under capital lease                                     $             194,934     $             111,654
                                                                        =====================     =====================

    The accompanying notes are an integral part of these unaudited consolidated financial statements.

TERREMARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

Non-monetary transactions:

During the nine months ended December 31, 1999, the following assets and liabilities related to Terremark Centre were acquired:
Cash and cash equivalents.....................................................   $            10,250
Restricted cash...............................................................               263,124
Accounts receivable...........................................................               351,901
Other assets...................................................................            1,116,653
Real estate held for sale.......................................................          56,000,000
                                                                                 -------------------
         Total assets acquired...................................................$        57,741,928
                                                                                 ===================

Trade payable and other liabilities............................................ .$         1,957,916
Interest Payable..............................................................                36,530
Customer deposits.............................................................               333,125
Notes Payable...................................................................          55,414,357
                                                                                 -------------------
         Total liabilities assumed.............................................. $        57,741,928
                                                                                 ===================

         The accompanying notes are an integral part of these unaudited consolidated financial statements.


1.       BUSINESS AND ORGANIZATION

         Terremark Holdings, Inc. (formally known as Terremark Investment Services, Inc.) and its subsidiaries (the "Company"), founded in 1982, are engaged in project management, development, construction, sales, leasing, management and financing of various real estate projects.

2.       BASIS OF PRESENTATION

         The consolidated financial statements include the Company's wholly owned subsidiaries and Grove Hill, of which the Company had acquired 49.5% interest. The Company controlled the Grove Hill partnership through a voting agreement, was responsible for funding 100% of its cash deficit, and was allocated all of Grove Hill's losses. All significant intercompany balances and transactions are eliminated in consolidation.

         The Company's financial information contained in the financial statements and notes thereto as of December 31, 1999 and for the nine month periods ended December 31, 1999 and 1998, is unaudited. In the opinion of management, all adjustments necessary for the fair presentation of such financial information have been included. These adjustments are of a normal recurring nature. There have been no changes in accounting policies since the year ended March 31, 1999. The composition of accounts has not changed significantly since March 31, 1999.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Certain reclassifications have been made to the prior year's financial statements to conform with the 1999 presentation. These financial statements, footnotes and discussions should be read in conjunction with the financial statements and related footnotes and discussions contained in the Company's 1999 annual financial statements.

         The Company historically has experienced, and expects to experience, variability in quarterly results. The consolidated statement of operations for the nine months ended December 31, 1999 is not necessarily indicative of the results to be expected for the full year.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.       AMTEC TRANSACTION

         On November 24, 1999, the Company entered into an agreement to merge with AmTec, (AmTec), a public company, whereby all outstanding shares of the Company will be exchanged for shares of AmTec, the surviving company. The transaction is subject to satisfaction of certain conditions and approval from AmTec's shareholders. The Company anticipates the exchange will occur prior to June 30, 2000 and intends to account for the merger under the purchase method of accounting, with the Company treated as the acquirer.

         Prior to merger, the Company intends to sell Terremark Centre and repay the existing first mortgage and purchase money notes (Note
         6). Pursuant to an agreement dated November 24, 1999 between AmTec and the purchase money note holders, AmTec has agreed to sell a 35.0% ownership interest in the merged company for all proceeds from repayment of the purchase money notes. Subsequent to the merger and the stock purchase transactions, the Company's shareholders will hold 40% of the merged company.

         The Company has also committed to provide AmTec with up to $1.5 million in bridge loans to assist AmTec in meeting its capital requirements and working capital needs. If the merger is unsuccessful, the loans will be due five days from termination. As of December 31, 1999, approximately $1.1 million has been funded under the Company's commitment and is included in notes receivable.

4.       REAL ESTATE INVENTORIES

         Real estate inventories are summarized as follows:


                                                DECEMBER 31,
                                 -------------------------------------------
                                        1999                    1998
                                 -------------------     -------------------

Completed condominiums           $         5,316,889     $        18,406,148

Less:  impairment allowance                       --             (2,217,778)
                                 -------------------     -------------------
                                 $         5,316,889     $        16,188,370
                                 ===================     ===================

         As of December 31, 1999 and 1998, 4 and 18 units, respectively, are under contract in Fortune House.

         On December 17, 1999, the Company sold for approximately $1.2 million the remaining three condominium units in the Grove Hill project. The purchaser paid $100,000 in cash, assumed an existing first mortgage of approximately $740,000 and provided the Company with a $360,000 second mortgage. The Company continues to unconditionally guaranty payment of the first mortgage and recognized a $33,316 loss on the sale.

5.       REAL ESTATE HELD FOR SALE

         On December 22, 1999, the Company acquired for approximately $56.0 million all partnership interests of Terremark Centre, Ltd. ("TCL"). TCL is a single purpose entity and is fee simple owner of a 294,000 square foot 21-story Class A office building with 1100 parking spaces and 16 townhouses on approximately 3.2 acres known as Terremark Centre, located in Coconut Grove, Florida. The acquisition was financed through primarily assumption of a first mortgage of approximately $28.3 million on Terremark Centre and issuance of approximately $27.1 million in purchase money notes to the sellers.

6.       NOTES PAYABLE

         Notes payable at December 31, 1999 consists primarily of a $28.3 million first mortgage payable to a commercial lender and $27.1 million in purchase money notes secured by TCL's partnership interests, an unsecured second mortgage and a pledge not to further encumber Terremark Centre for the acquisition of Terremark Centre, Ltd. The first mortgage accrues interest at 7.74% per annum payable monthly and requires monthly principal payments and interest of $254,000 with the remaining balance of $27.1 million due at maturity in May 2001. The purchase money notes accrue interest at the greater of 7% per annum or $1 million payable at the earlier of the sale of the building or December 31, 2000.

7.       TAXES

         The deferred tax provision consists of income taxes relating to differences between the tax bases of assets and liabilities and their financial amounts.

                                                                                  DECEMBER 31
                                                                       ---------------------------------
                                                                             1999             1998
                                                                       ----------------  ---------------
Excess of tax basis over book basis on real estate investment          $        296,756   $      507,383
Charitable contributions                                                        204,182          158,637
Deferred revenue (percentage of completion vs. completed
contract)                                                                       309,548          278,908
Other                                                                            12,894           11,696



Net operating loss carryforwards                                              1,422,443           83,620
Tax credits                                                                     245,780          245,780
                                                                       ----------------  ---------------
Total deferred tax asset                                                      2,491,603        1,286,024

Valuation allowance                                                          (2,491,603)      (1,179,100)
                                                                       ----------------  ---------------
Net deferred tax asset                                                 $             --  $       106,924
                                                                       ================  ===============


         The Company provides a valuation against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has established a valuation allowance against deferred tax assets of $2,491,603 and $1,179,100 as of December 31, 1999 and 1998, respectively, since the Company has a history of operating losses and in the near term does not expect future taxable income. Accordingly, there is uncertainty regarding their realizability.

         Federal and State net operating loss carryforwards of approximately $3,700,000 are available to offset future taxable income and expire in 2019. Utilization of these net operating losses may be limited if there is a significant change in ownership.

         The reconciliation between the statutory income tax provisions and the actual tax provision for the periods ended December 31, 1999 and 1998 is shown as follows:

                                                                                      DECEMBER 31,
                                                                                     1999    1998
                                                                                    ------  --------
         Rate reconciliation
         Statutory rate                                                            (34.0%)     34.0%
         State income taxes, net of federal income tax benefit                      (3.0%)      3.0%
         Realization of deferred tax asset previously subject to
         valuation allowance                                                          --      (37.0%)
         Increase in valuation allowance                                            37.0%       --
                                                                                  --------  ---------
         Total                                                                       0.0%       0.0%
                                                                                  ========  =========


8.       SUBSEQUENT EVENTS


         In March, 2000, the Company received and accepted a letter of intent from a third party buyer to purchase Terremark Centre, subject to due diligence and negotiation. Management believes the buyer has financial resources to complete the transaction. The net sales price is expected to be $55.85 million, which is $150,000 less than cost. The difference between cost and net expected sales price is reflected as an expense in other income (expense) in these financial statements.


         Centre Credit Corporation, a foreign lender and investor, owns approximately 4,176,693 shares of Terremark Holdings, Inc.'s 10% cumulative convertible preferred stock. CCC's basis in the stock is $1.00 per share plus accrued dividends. It has agreed to enter into agreements with certain members of Terremark's management to sell the stock for approximately $4.2 million in total. These agreements will close only if and when the merger closes.


         The Company has agreed to acquire all outstanding stock of Telecom Real Estate Exchange Developers, Inc. (T-REX) in exchange for eight million shares of the post merged company of Terremark and AmTec, assuming the merger is consummated by December 31, 2000. T-REX's business is to provide operational support and development expertise in exchange for fees and a minority interest in profits to entities involved in acquiring, developing, renovating, managing and operating real property used as telecommunications routing exchange facilities. The post merged company will employ T-REX's two current shareholders.

         On March 10, 2000, the Company acquired the Riviera Hotel in Fort Lauderdale, Florida. The acquisition price was $8.0 million and was paid using a portion of a $15.0 million commercial bank line of credit at an interest rate of prime plus 1% for a term of one year. A principal shareholder is a co-maker of the line of credit. Undrawn amounts may be used for working capital purposes. The Company plans to demolish the existing hotel and replace it with a luxury condominium hotel containing 280 units.

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners of
Terremark Centre, Ltd.


We have audited the accompanying historical statement of revenue and certain expenses of Terremark Centre, described in Note 1, for the period from January 1, 1999 to December 22, 1999 and for the years ended December 31, 1998 and 1997. This historical statement is the responsibility of Terremark Centre, Ltd.'s management. Our responsibility is to express an opinion on this historical statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test bases, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (for inclusion in the Proxy Statement of AmTec, Inc.) as described in Note 2 and is not intended to be a complete presentation of Terremark Centre's revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenue and certain expenses of Terremark Centre, described in Note 2, for the period from January 1, 1999 to December 22, 1999 and for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.


PricewaterhouseCoopers LLP
Ft. Lauderdale, Florida
December 22, 1999


TERREMARK HOLDINGS, INC.
TERREMARK CENTRE
STATEMENT OF REVENUE AND CERTAIN EXPENSES

-------------------------------------------------------------------------------------------------------------------

                                                        FOR THE PERIOD
                                                         FROM JANUARY
                                                            1, 1999                  FOR THE YEARS ENDED
                                                        TO DECEMBER 22,                  DECEMBER 31,
                                                      -------------------  ----------------------------------------
                                                             1999                 1998                 1997
                                                      -------------------  -------------------  -------------------
REVENUES
     Rental income                                    $         6,263,757  $         6,351,692  $         6,193,843
     Recoveries from tenants                                      746,165              673,469              567,511
     Other rent                                                   447,583              439,695              411,611
     Miscellaneous income                                          73,790               62,665               62,961
                                                      -------------------  -------------------  -------------------

         Total revenue                                          7,531,295            7,527,521            7,235,926
                                                      -------------------  -------------------  -------------------

EXPENSES
     Operating and maintenance                                  2,737,530            2,637,836            2,542,538
     Interest expense                                           2,331,099            2,287,904            2,340,850
     Real estate taxes                                          1,323,001            1,129,228              309,922
                                                      -------------------  -------------------  -------------------

         Total expenses                                         6,391,630            6,054,968            5,193,310

Revenue in excess of certain expenses                 $         1,139,665  $         1,472,553  $         2,042,616
                                                      ===================  ===================  ===================


     The accompanying notes are an integral part of this financial statement.

TERREMARK HOLDINGS, INC.
TERREMARK CENTRE
NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES


1.       OPERATIONS AND ACQUISITION OF TERREMARK CENTRE

         The accompanying statement of revenue and certain expenses relates to the operations of Terremark Centre (the "Property"), a 294,000 square foot 21-story Class A office building with 1100 parking spaces and 16 townhouses on approximately 3.2 acres in Coconut Grove, Florida. The property is owned by Terremark Centre, Ltd. a Florida Limited Partnership.


         On December 22, 1999, Terremark Holdings, Inc. acquired for approximately $56.0 million all partnership interests of Terremark Centre, Ltd. The acquisition was financed primarily through assumption of an approximate $28.3 million first mortgage note and the giving of purchase money notes totaling $27.1 million which are secured by a pledge not to further encumber the Property and a pledge of partnership interests.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

         The accompanying financial statement is not representative of the actual operations for the periods presented as certain revenues and expenses, which may not be comparable to the revenues and expenses expected to be earned or incurred by Terremark Holdings, Inc. in future operations of the Property, have been excluded. Revenues excluded consist of interest and other revenues unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation and other general and administrative expenses not directly related to the future operations of the Property.

         Income Recognition

         Rental income is recorded on the straight line basis over the term of the related lease, including option periods.

         Concentration of Risk

         The Property is located in Coconut Grove, Florida. The principal competitive factors in this market are price, location, quality of space and amenities. The Property represents a small portion of the total similar space in the market and competes with other properties for tenants. For the period from January 1, 1999 through December 22, 1999 and for the years ended December 31, 1998 and 1997, four tenants accounted for approximately 50% of the combined base rents.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.